 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 29, 1998

                                                REGISTRATION NO. 333-42225
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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                           AMENDMENT NO. TWO TO
                                   FORM SB-2
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                               ----------------
                        RUSHMORE FINANCIAL GROUP, INC.
                (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

          TEXAS                      6411                    75-2375969
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL             IDENTIFICATION NO.)
    INCORPORATION OR          CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)

                                            D. M. MOORE, JR., CHIEF EXECUTIVE
     13355 NOEL ROAD, SUITE 650                          OFFICER
         DALLAS, TEXAS 75240                 RUSHMORE FINANCIAL GROUP, INC.
           (972) 450-6000                      13355 NOEL ROAD, SUITE 650
   (ADDRESS AND TELEPHONE NUMBER,                  DALLAS, TEXAS 75240
INCLUDING AREA CODE, OF REGISTRANT'S                 (972) 450-6000
    PRINCIPAL EXECUTIVE OFFICER)          (NAME, ADDRESS AND TELEPHONE NUMBER,
                                                  OF AGENT FOR SERVICE)

                               ----------------
                                  COPIES TO:
        RONALD L. BROWN, ESQ.                    PETER A. LODWICK, ESQ.
   GLAST, PHILLIPS & MURRAY, P.C.                THOMPSON & KNIGHT, P.C.
     13355 NOEL ROAD, SUITE 2200             1700 PACIFIC AVENUE, SUITE 3300
         DALLAS, TEXAS 75240                       DALLAS, TEXAS 75201
      TELEPHONE: (972) 419-8302                 TELEPHONE: (214) 969-1700
      FACSIMILE: (972) 419-8329                 FACSIMILE: (214) 969-1751

                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. .............. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ............................................... [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ............................................... [_]

  If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ...................................... [_]

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS +
+OF ANY SUCH STATE.                                                            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

PROSPECTUS     SUBJECT TO COMPLETION, DATED JANUARY 29, 1998

                                                                     , 1998

                             UP TO 1,250,000 SHARES

                         RUSHMORE FINANCIAL GROUP, INC.

                                     [LOGO]

                                  COMMON STOCK

  Rushmore Financial Group, Inc., a Texas corporation ("Rushmore" or the "Company"), is offering for sale a minimum of 750,000 shares and a maximum of 1,250,000 shares of its common stock, par value $0.01 per share (the "Common Stock"). The offering made hereby is referred to as the "Offering."

  Prior to this Offering, there has been no public market for the Common Stock. It is currently anticipated that the initial Price to Public will be $5.50 per share. For a discussion of the factors to be considered in determining the Price to Public for the Common Stock, see "Underwriting." Following the Offering, it is expected that the Common Stock will trade in the over-the-counter market and will be quoted on the Nasdaq SmallCap Market under the symbol "RFGI". See "Underwriting."

  SEE "RISK FACTORS" BEGINNING ON PAGE 6, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                                 ------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                PRICE   UNDERWRITING   PROCEEDS
                                                  TO   DISCOUNTS AND      TO
                                                PUBLIC COMMISSIONS(1) COMPANY(2)
--------------------------------------------------------------------------------
Per Share...................................... $          $            $
--------------------------------------------------------------------------------
Minimum Total.................................. $          $            $
--------------------------------------------------------------------------------
Maximum Total.................................. $          $            $
--------------------------------------------------------------------------------

(1) The Company has agreed to issue to First Southwest Company as the Representative of the Underwriters warrants exercisable for five years after the first anniversary of the date hereof, to purchase 50,000 shares of Common Stock at 110% of the Price to Public per share. For information concerning indemnification arrangements with the Underwriters and other compensation payable to the Representative, see "Underwriting."
(2) Before deducting expenses of the Offering payable by the Company estimated at $300,000.

  The shares of Common Stock are offered by the several Underwriters named herein on a best efforts basis. In the event the Underwriters have not sold a minimum of 750,000 shares within 45 days after the date of this Prospectus, unless extended by agreement between the Underwriters and the Company for an additional 15 days, this Offering will terminate and all subscription funds will promptly be returned in full to subscribers, with interest.

  The shares of Common Stock are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, and subject to the approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to reject any order in whole or in part. It is expected that delivery of the shares of Common Stock will be made at the offices of First Southwest Company, Dallas, Texas, on
or about       , 1998.

FIRST SOUTHWEST COMPANY                          RUSHMORE SECURITIES CORPORATION

               [Logo of Rushmore Financial Group appears here]

Rushmore is a financial services holding company that provides a wide range of investment and insurance services and products to its clients through a national distribution network of more than 115 securities representatives in 27 states and 1,300 insurance agents in 39 states.

[Map of United States showing headquarters, branch offices and states represented.]

                                        Rushmore Financial Group is expanding
                                        across the United States through its
                                        network of Securities Representatives
                                        and insurance agents.

                                            Rushmore Securities Licensed States

                                            Independent Insurance Agents

    [Photo]
                                       [Logo of Rushmore Financial Group
                                       appears here]

Kimberly Greely - Marketing Assistant
G.A. Brunott, Jr. - President of Rushmore Agency

The Company's investment services business consists of securities brokerage services, mutual fund distribution, variable life insurance and annuities sales and other financial services offered by Rushmore Securities Corporation, which has 115 registered representatives in 27 states. In addition, Rushmore Investment Advisores, Inc. provides fee-based advisory services, using a proprietary asset allocation program known as RushMap.

    [Photo]

Deanna Moncus - Director of Compliance and Licensing
Clifton Sneed - Independent Insurance Agent

                      [Organizational chart appears here]

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK INCLUDING ENTERING STABILIZING BIDS. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. FOR A DESCRIPTION OF THESE ACTIVITIES SEE "UNDERWRITING."

[Photo]

D.M. (Rusty) Moore, Jr. - President and CEO of Rushmore, Jim W. Clark - President of Rushmore Securities, F.E. (Fritz) Mowery - President of Rushmore Advisors, Thomas G. Coleman, Jr. - Vice President of Rushmore Securities

The Company's insurance services business selects and markets a wide range of life, disability, accident and health insurance and annuity products distributed through 22 exclusive and more than 1,300 independent agents of its affiliated agency, Rushmore Insurance Services, Inc. In addition, Rushmore Life Insurance Company acquires and coinsures up to a 50% interest in the policies written through representatives of Rushmore Agency that are issued by full-line life insurance companies that have entered into modified coinsurance agreements with Rushmore LIfe.

[Photo]

Benjamin H. Dean - Director of RushMAP, Randi Floyd - Administrative Assistant Bob Waggoner - Director of Funds Management

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated all share and per share data have been adjusted to give effect to a one for two reverse stock split in November 1997. All references to the "Company" or "Rushmore" refer to Rushmore Financial Group, Inc. and its subsidiaries. See the "Glossary of Insurance Terms" on page G-1 for a definition of certain insurance related terms used herein.

                                  THE COMPANY

  Rushmore is a financial services holding company formed as a Texas corporation in September 1990 that provides a wide range of investment and insurance services and products to its clients through a national distribution network of 115 securities representatives operating in 27 states and 1,300 insurance agents in 39 states. The Company believes that it is well positioned to take advantage of demographic trends in the aging of America and the increasing overlap of investment services with other financial security products. The Company's activities in these two complementary sectors of the financial services industry, investment services and insurance services, allow Rushmore to provide a full range of financial services to its clients and enhance the cross-selling opportunities of its select product lines.

  The Company's investment services business consists of securities brokerage services, mutual fund distribution, variable life insurance and annuities sales and other financial services offered by Rushmore Securities Corporation, a Texas corporation formed in July 1980 ("Rushmore Securities"), which has 115 registered representatives in 27 states. In addition, Rushmore Investment Advisors, Inc., a Texas corporation formed in January 1996 ("Rushmore Advisors") provides fee-based advisory services, using a proprietary asset allocation program known as RushMap.

  The Company's insurance services business selects and markets a wide range of life, disability, accident and health insurance and annuity products distributed through 22 exclusive and more than 1,300 independent agents of its affiliated agency, Rushmore Insurance Services, Inc., a Texas corporation formed in May 1991 ("Rushmore Agency"). Rushmore Agency is owned by D. M. Moore, Jr., the Company's President and Chief Executive Officer, due to regulatory requirements that prohibit a corporation from owning a life insurance agency in Texas. Although the financial statements of Rushmore Agency are not consolidated with those of the Company, all revenues and expenses are passed through to the Company under an Overhead Services Agreement. See "The Company" and Note 2 to the Financial Statements of the Company. In addition, Rushmore Life Insurance Company, an Arizona life insurance company formed in January 1989 ("Rushmore Life"), acquires and coinsures up to a 50% interest in the policies written through representatives of Rushmore Agency that are issued by full-line life insurance companies that have entered into modified coinsurance agreements with Rushmore Life. One additional subsidiary, Rushmore Financial Corporation, was formed in November 1993 to act as a mortgage company, and was discontinued in March 1997. See "The Company" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Discontinued Operations."

  As of September 30, 1997, the Company's total assets were $35,681,066 and shareholders' equity was $1,404,712.

                                GROWTH STRATEGY

  The Company's growth strategy focuses on expanding its national distribution network and continually identifying and evaluating new products and acquisition opportunities that are consistent with the Company's objective to provide a full range of financial products and services. Over the past ten years, the amount invested by the public in retirement and other financial security products and services has grown over 185%. According to the Federal Reserve Board of Governors, in 1986 the total amount invested in retirement and other financial security products by households and non-profit organizations was approximately $7.16 trillion, as compared to over $20.45 trillion at year end 1996, a 12.4% compounded annual growth rate. The Company's objective is to capture an increasing share of the commission revenues and assets related to the investment and insurance services industry. The key components of Rushmore's growth strategy include:

  . expanding its distribution network by recruiting and retaining high quality and productive agents and representatives, including both exclusive "Career Partners" insurance agents and registered securities representatives and independent insurance agents;

  . providing its sales force with a wide range of financial products and services, including exclusive insurance and investment products;

  . offering incentives to its agents and employees including favorable commission structures, stock option plans and award programs to attract and retain a loyal base of highly motivated personnel;

  . upgrading its management information system to allow its agents and representatives to maintain an efficient and orderly flow of sales orders; and

  . acquiring other insurance, securities and investment advisory firms and complementary financial services companies.

  The Company's primary goal through these components is to enhance shareholder value by building a base of fully integrated financial service professionals and a loyal, well served clientele. See "Business."

  The Company's principal executive offices are located at 650 One Galleria Tower, 13355 Noel Road, Dallas, Texas 75240, and its telephone number is (972) 450-6000. The Company's website is http://www.rushmark.com.

                                  THE OFFERING

Common Stock offered by the
 Company
  Minimum......................    750,000 shares
  Maximum......................  1,250,000 shares
Common Stock to be outstanding
 after the Offering(1)(2)
  Minimum......................  2,856,664 shares
  Maximum......................  3,356,664 shares
Estimated net proceeds(3)
  Minimum......................  $3,495,000
  Maximum......................  $6,025,000
Use of proceeds................  Invest $300,000 in Rushmore Life's surplus capital, allocate $1,500,000 to $2,000,000 to
                                 Rushmore Agency to support the addition of new
                                 agents, allocate $500,000 to $1,000,000 to
                                 Rushmore Securities to support the addition of
                                 new representatives, allocate $500,000 to
                                 Rushmore Advisors to add new marketing and
                                 advisory personnel, and use the balance to
                                 provide additional operating capital and fund
                                 possible acquisitions. See "Use of Proceeds".
Proposed Nasdaq SmallCap Market
 Symbol........................  RFGI

--------

(1) Excludes 178,573 shares of Common Stock subject to stock options with an exercise price averaging $1.34 per share and warrants to the Representative to acquire 50,000 shares of Common Stock. Does not include any Preferred Stock outstanding. See "Capitalization," "Management--1997 Stock Option Plan," and "--1993 Option Plan" and "Underwriting."

(2) Includes 101,176 shares issued after September 30, 1997.

(3) After subtracting underwriting discounts and commissions and estimated offering expenses payable by the Company.

                 SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED
               FINANCIAL AND OPERATING INFORMATION OF THE COMPANY

  The following table sets forth certain summary consolidated historical and pro forma financial and operating information of the Company. See "Selected and Pro Forma Consolidated Financial Information," "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The following information should be read in conjunction with the financial statements and the notes thereto presented elsewhere in this Prospectus.

                                                                          NINE MONTHS ENDED
                                 YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                          ---------------------------------------- --------------------------------
                                                       PRO FORMA                          PRO FORMA
                           1994      1995     1996        1996         1996       1997      1997
                          -------  --------- -------  ------------ ------------ --------  ---------
                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
 DATA:
Revenues from investment
 services...............  $   828   $   857  $ 1,523   $    1,523    $   999    $  1,724  $  1,693
Revenues from insurance
 services...............      191       152      347        6,346        286       3,216     4,800
  Total revenues........    1,031     1,020    1,885        7,884      1,297       4,981     6,535
Investment services
 expense................      749       787    1,325        1,325        865       1,485     1,485
Insurance services
 expense................      (44)       33       13        6,194         32       2,867     4,430
General and
 administrative
 expenses...............      346       431      663          663        512         630       630
                          -------   -------  -------   ----------    -------    --------  --------
  Total expenses........    1,051     1,251    2,001        8,182      1,409       4,982     6,544
Loss from continuing
 operations.............      (20)     (234)    (120)        (302)      (116)         (5)      (14)
Net loss................      (31)     (210)    (171)        (158)      (149)        (31)      (14)
Net income (loss)
 applicable to common
 shareholders...........      (36)     (216)    (181)        (168)      (155)        (44)      (26)
Net income (loss) per
 share of common stock
 after dividends on
 preferred stock........     (.09)     (.18)    (.13)        (.09)      (.11)       (.03)     (.01)
OTHER DATA:
Insurance agents........      839     1,127    1,271        1,271      1,249       1,341     1,341
  States represented....       32        36       38           38         38          39        39
Securities
 representatives........       97       112      105          105        105         125       125
  States represented....       10        13       23           23         23          24        24
Insurance in force......      --        --       --    $1,018,723        --     $978,480  $978,480
Insuance in force
 retained net of
 reinsurance
 agreements.............      --        --       --       435,442        --      420,132   420,132
Premium income..........      --        --       --         5,237        --        2,845     3,949
Funds under management
  Discretionary.........      --        --     4,600        4,600      2,900      13,400    13,400
  Non-discretionary.....   18,900    45,200   67,700       67,700     59,000      89,400    89,400
                          DECEMBER 31, 1996         SEPTEMBER 30, 1997
                          ------------------ ----------------------------------
                                                      AS ADJUSTED, AS ADJUSTED,
                          ACTUAL   PRO FORMA ACTUAL     MINIMUM      MAXIMUM
                          -------  --------- -------  ------------ ------------
                                        (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and equivalents....  $   118   $ 1,368  $ 1,426   $    4,921    $ 7,451
Amounts on deposit with
 Insurers...............      --     28,095   28,894       28,894     28,894
Total assets............      543    35,744   35,681       39,176     41,706
Policy reserves.........      --     33,436   33,258       33,258     33,258
Total indebtedness......       39        39       48           48         48
Shareholders' equity....      351     1,409    1,405        4,900      7,430

                          FORWARD-LOOKING INFORMATION

  This Prospectus contains certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. When used in this Prospectus, words such as "anticipate," "believe," "estimate," "expect," "intend," "should" and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions relating to the operations, results of operations, liquidity and growth strategy of the Company, including competitive factors and pricing pressures, changes in legal and regulatory requirements, interest rate fluctuations, and general economic conditions, as well as other factors described in this Prospectus. Should one or more of the risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein as anticipated, believed, estimated, expected or intended.

                                 RISK FACTORS

  In addition to the other information contained in this Prospectus, the following risk factors should be carefully considered in evaluating the Company and its business before purchasing shares of Common Stock offered hereby. Each of the following factors may have a material adverse effect on the Company's operations, financial results, financial condition, liquidity, market valuation or market liquidity in future periods.

 Historical Loss From Operations

  The Company began operations in 1991 and has experienced losses from operations in five of the last six years. For the year ended December 31, 1996, the Company incurred a net loss of $180,778, and as of such date, the Company's accumulated deficit in retained earnings was $531,246. For the nine months ended September 30, 1997, the Company incurred a net loss applicable to common shareholders of $43,545, and the Company anticipates that it will incur a net loss in the fourth quarter of 1997. The Company will continue to incur substantial costs related to its continued growth, and there can be no assurance that the Company will achieve targeted levels of growth or profitability in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operation."

 Regulatory Exposure

  The Company operates in two of the most highly regulated industries in the United States, the insurance and securities businesses. Detailed restrictions and guidelines promulgated and enforced by regulatory agencies govern virtually every aspect of the Company's operations, as well as the operations of Rushmore Securities and Rushmore Advisors. Violations of these rules and regulations can result in fines, suspension or revocation of licenses and other disciplinary action and could have a material adverse effect on the success and profitability of the Company. The regulatory agencies involved include the Securities and Exchange Commission ("SEC"), the National Association of Securities Dealers, Inc. ("NASD"), the Texas State Securities Board and other state securities and insurance regulators. For example, the SEC and NASD require Rushmore Securities, a broker/dealer, to supervise its sales representatives' conduct and to maintain a minimum liquid net worth at all times and to impose, among others, "sales practices" rules which regulate sales representatives' conduct, investor suitability rules, escrow funds handling, and stringent record retention requirements.

  Rushmore Life is subject to laws and regulations of the Arizona Department of Insurance applicable to life insurance companies, including laws and regulations requiring approval of changes in the control of Rushmore Life, approval of transactions between Rushmore Life and its affiliates and limitations on the payment of dividends.

  Rushmore Agency is subject to the laws and regulations of the Texas Department of Insurance and other states in which it conducts business, including laws and regulations regarding agent background qualifications, licensing, sales practices and relations with insurance companies it represents.

  The Company's emphasis on growth coupled with the challenges of managing its business could result in increased exposure to regulatory violations. Although the Company has formal controls in effect to prevent violation of applicable rules and regulations, there can be no assurance that these controls will be sufficient to manage a larger and more complex business in the future. The Company believes that, as of the date of this Prospectus, it is in material compliance with all laws, rules and regulations. See "Business--Regulation."

 Rushmore Agency Option Agreement

  Texas insurance law does not permit a life insurance agency to be owned by a corporation. As a result, Rushmore Agency is owned 100% by D. M. Moore, Jr., and its financial statements are not consolidated with those of the Company. Pursuant to an Administrative Services Agreement, all revenues and expenses of Rushmore Agency are passed through to the Company as permitted by regulation. In addition, Mr. Moore has granted the Company an irrevocable option for the Company to appoint any other qualified person to acquire the capital stock of Rushmore Agency on its behalf. The Company believes it has taken all available steps to obtain the benefits of ownership of Rushmore Agency, although greater control could be obtained if the Company were permitted to own Rushmore Agency. See "Business--Insurance Services--Rushmore Insurance Services, Incorporated."

 Competition

  The securities and insurance industries are highly competitive, with many large, diversified, well-capitalized brokerage firms, financial institutions and other organizations. The Company, in many instances, competes directly with such organizations for market share of commission dollars, and qualified registered representatives and insurance agents. In 1996, approximately 97.6% of the Company's revenues were derived from commissions generated by securities representatives and insurance agents. While the Company believes that its relations with its independent agents and representatives are generally good, there can be no assurance that the Company will continue to be able to maintain these relationships, that a majority of its agents and representatives will continue to be affiliated with the Company or that the Company will continue to be able to attract and retain quality independent agents and representatives. If a significant number of the Company's agents and representatives cease to be affiliated with the Company, the Company's financial condition and results of operations would be adversely affected. Many of the Company's competitors are better capitalized, have more established reputations, greater marketing experience or prowess, better relationships with investment product suppliers or have other competitive advantages. Competitive pressures may adversely affect the Company and its prospects. See "Business--Competition."

 Integration of Unspecified Acquisitions

  A material element of the Company's growth strategy is to expand its existing business through strategic acquisitions. While the Company continuously evaluates opportunities to make strategic acquisitions, it has no present commitments or agreements with respect to any material acquisitions. There can be no assurance that the Company will be able to identify and acquire such companies or that it will be able to successfully integrate the operations of any company it acquires. Further, any acquisition may initially have an adverse effect upon the Company's results while the acquired business is adapting to the Company's management and operating practices. There can be no assurance that the Company's personnel, systems, procedures, and controls will be adequate to support the Company's growth. In addition, there can be no assurance that the Company will be able to establish, maintain or increase profitability of an entity once it has been acquired. There can be no assurance that the Company will be able to obtain adequate financing for any acquisition, or that, if available, such financing will be on terms acceptable to the Company. See "The Company."

 Dependence on Key Personnel

  The Company's success is largely dependent on the skills, experience and performance of certain key members of its management, including particularly
D. M. Moore, Jr., the Company's Chief Executive Officer, and Jim W. Clark, President of Rushmore Securities. The loss of the services of any key employee could have a material adverse effect on the Company's business, financial condition, results of operations and cash flows. The Company has not obtained key man life insurance on the lives of any individual other than Mr. Moore. The Company has entered into three year employment contracts with Mr. Moore and Mr. Clark, but the Company has not entered into employment agreements with any of its other employees. Such employment agreements are terminable only upon death, disability or for cause, including resignation. Upon termination for any reason other than disability or for cause, the executive is entitled to three years' severance pay. The Company's future success and plans for growth also depend on its ability to attract, train and retain skilled personnel in all areas of its business. See "Management."

 Control by Management

  After completion of this Offering, the executive officers and directors of the Company will own approximately 35% of the shares of Common Stock outstanding if the minimum number of shares is sold, and 30% if the maximum number of shares is sold. Accordingly, and because there is no cumulative voting for directors, the executive officers and directors of the Company will be in a position to influence strongly the election of all of the directors of the Company and to control through their stock ownership the business of the Company. See "Management" and Principal Shareholders."

 Increase in Employees

  As described in "Use of Proceeds," the Company intends to apply a significant amount of the net proceeds of this Offering to the addition of personnel to support the growth of its insurance services, broker dealer and investment advisor units. While the Company believes that such additions are needed in order to achieve the Company's growth objectives, the addition of personnel involves a lag in the creation of revenues from such proceeds, which could have an adverse effect on the Company's potential for earnings. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operation."

 Shares Eligible for Future Sale

  Sales of substantial amounts of Common Stock in the public market following the Offering could adversely affect the market price for the Common Stock. Upon completion of this Offering, the Company will have a maximum of 3,356,664 shares outstanding. Of these shares, the maximum of 1,250,000 shares offered hereby will be freely tradeable without restriction or registration under the Securities Act of 1933 (the "Securities Act") by persons other than "affiliates" of the Company, as defined under the Securities Act. No affiliate or member of management will purchase any shares of Common Stock in the Offering in order for the Company to meet the minimum Offering requirement. The remaining 2,106,663 shares of Common Stock will be "restricted securities" as that term is defined by Rule 144 as promulgated under the Securities Act. Upon the closing of the Offering, the Company will have options and warrants outstanding to purchase an aggregate additional 228,573 shares of Common Stock. See "Shares Eligible for Future Sale," "Description of Capital Stock" and "Principal Shareholders."

  Under Rule 144, the Company believes that the earliest date on which any of the shares of its Common Stock currently outstanding will be eligible for sale under Rule 144 is 90 days following the completion of this Offering. All executive officers and directors and certain shareholders collectively owning 1,505,502 shares of Common Stock in the Company have executed lock-up agreements restricting the transfer and sale of Common Stock. Pursuant to these restrictions, the holders of such restricted shares, including all of the Company's executive officers and directors, have agreed that they will not, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract to sell, pledge, grant of any options to purchase or sale or disposition) of any shares of Common Stock or other capital stock of the Company, or any securities convertible into, or exercisable or exchangeable for, any shares of Common Stock or other capital stock of the Company without the prior written consent of the Representative, on behalf of the Underwriters, for a period of 180 days from the date of this

Prospectus. In addition, all directors, officers and persons owning more than 5% of shares outstanding have agreed pursuant to State Blue Sky Law requirements to subject certain of their shares to a lock-in agreement until the Company meets certain earnings or other requirements.

  Prior to this Offering, there has been no public market for the Common Stock and no predictions can be made of the effect, if any, that the sale or availability for sale of additional shares of Common Stock will have on the market price of the Common Stock. Nevertheless, sales of substantial amounts of such shares in the public market, or the perception that such sales could occur, could materially and adversely affect the market price of the Common Stock and could impair the Company's future ability to raise capital through an offering of its equity securities.

 Absence of Prior Market

  The public offering price of the Common Stock will be determined solely by negotiations between the Company and the Representative based on several factors that may not be indicative of future market prices. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price. Among the factors to be considered in determining the price will be the Company's current financial condition and prospects, market prices of similar securities of comparable publicly traded companies and the general condition of the securities market. However, the public offering price of the Common Stock will not necessarily bear any relationship to the Company's assets, book value, earnings or any other established criterion of value.

  There has been no public market for the Common Stock prior to the Offering, and there can be no assurance that an active trading market will develop or be sustained after completion of the Offering or that the market price of the Common Stock will remain at or above the public offering price. In the event that the Company's operating results are below the expectations of public market analysts and investors in one or more future periods, it is likely that the price of the Common Stock will be materially adversely affected. In addition, the stock market has experienced significant price and volume fluctuations that have affected the market prices of equity securities of many companies and that often have been unrelated to the operating performance of such companies. General market fluctuations may also adversely affect the market price of the Common Stock. See "Underwriting."

 No Commitment to Purchase Common Stock; Deposits of Subscriptions

  The Underwriters, in selling the Common Stock, are acting as agents of the Company on a "best efforts" basis. The Underwriters are only obligated to use their best efforts to sell the Common Stock, and the Company will not receive any proceeds of the Offering unless the Underwriters sell shares equal to the minimum Offering. If the minimum Offering is not sold, potential investors will lose the use of their funds for the Offering period, and any extension thereof, although the funds invested by them will be returned with interest.

 Possible Delisting of Common Stock from Nasdaq SmallCap Market

  Nasdaq has implemented changes to the standards for companies to remain listed on the SmallCap Market, including, without limitation, new corporate governance standards, a new requirement that a listed company have net tangible assets of $2,000,000, market capitalization of $35,000,000 or net income of $500,000 and other qualitative requirements. The Company has applied for listing of its Common Stock on the Nasdaq SmallCap Market, subject to completion of this Offering, and believes that it will meet all criteria to become listed and to continue its listing after completion of this Offering. There can be no assurance, however, that an active trading market will develop or that if such a market is developed that it will be sustained. In addition, to obtain a listing the Company is required to maintain at least three market makers in the Company's Common Stock. The Representative has indicated that it will act as a market maker, and the Company believes it will have at least three market makers by the closing of the Offering. If the Company is unable in the future to satisfy the requirements for continued quotation on the Nasdaq SmallCap Market, trading in the Common Stock offered hereby would be conducted only in the over-the-counter market in what are commonly referred to as the "pink sheets" or on the NASD Electronic Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the Common Stock offered hereby.

 Exercise of Representative's Warrants

  In connection with this Offering, the Company will sell to the Representative, for nominal consideration, warrants (the "Warrants") to purchase an aggregate of 50,000 shares of Common Stock. The Warrants will be exercisable for five years after the first anniversary of the date of this Prospectus at an exercise price of 110% of the initial price to public set forth on the cover page of this Prospectus. The Representative will have the opportunity to profit from a rise in the market price of the Common Stock, if any, without assuming the risk of ownership. To the extent that any of the Warrants are exercised, the ownership interest of the Company's shareholders may be diluted. The Company also has granted registration rights to the Representative with respect to the 50,000 shares of Common Stock issuable upon exercise of the Warrants.

 Over-the-Counter Market; Penny Stock Trading Rules

  The Common Stock will be traded in the over-the-counter market and may be subject to the "penny stock" trading rules. The over-the-counter market is characterized as volatile in that securities traded in such market are subject to substantial and sudden price increases and decreases and at times price (bid and asked) information for such securities may not be available. In addition, when there is a limited number of market makers (a dealer holding itself out as ready to buy and sell the securities on a regular basis), there is a risk that the dealer or group of dealers may control the market in the security and set prices that are not based on competitive forces and the available offered price may be substantially below the quoted bid price.

  Generally, at any time the bid price of the Common Stock in the over-the-counter market is less than $5.00, the Company's equity securities will be subject to the "penny stock" trading rules, unless the Company meets certain other exemptions under the "penny stock" trading rules. The "penny stock" trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in such equity securities of the Company, including determination of the purchaser's investment suitability, delivery of certain information and disclosures to the purchaser, and receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction. Compliance with the "penny stock" trading rules affect or will affect the ability to resell the Common Stock by a holder principally because of the additional duties and responsibilities imposed upon the broker-dealers and salespersons recommending and effecting sale and purchase transactions in such securities. In addition, many broker-dealers will not effect transactions in penny stocks, except on an unsolicited basis, in order to avoid compliance with the "penny stock" trading rules. Consequently, the "penny stock" trading rules may materially limit or restrict the number of potential purchasers of the Common Stock and the ability of a holder to resell the Company's equity securities. See "Underwriting."

 Lack of Dividends

  The Company does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. In addition, the shares of Preferred Stock outstanding are entitled to a preference over the Common Stock in the payment of dividends. The Company intends to retain profits, if any, to fund growth and expansion. See "Dividend Policy."

 Dilution

  The principal shareholders of the Company have acquired Common Stock at a cost per share that is significantly less than that at which the Company intends to sell the Common Stock in this Offering. Therefore, an investment in the Common Stock offered hereby will result in the investors experiencing immediate and substantial dilution in net tangible book value of $3.38 per share of Common Stock, or 61.5%, as a result of the maximum Offering, and $3.92 per share of Common Stock or 71.3% as a result of the minimum Offering. See "Dilution."

 Anti-Takeover Provisions

  The Company's Articles of Incorporation and Bylaws may make it difficult to effect a change in control of the Company and replace incumbent management. See "Description of Securities--Anti-Takeover Provisions."

The Articles of Incorporation authorize the Board of Directors to issue Preferred Stock in classes or series, and to determine voting, redemption and conversion rights and other rights related to such class or series of Preferred Stock that, in some circumstances, could have the effect of preventing a merger, tender offer or other takeover attempt which the Company's Board of Directors opposes. Such provisions could also exert a negative influence on the value of the Common Stock and of a shareholder's ability to receive the highest value for the Common Stock in a transaction that may be hindered by the operation of these provisions. The Company's directors are elected for three-year terms, with approximately one-third of the Board standing for election each year, which may make it difficult to effect a change of incumbent management and control. In addition, directors may be removed only for "good cause" as defined in the Company's bylaws, and such bylaws require an action by more than two-thirds of shares outstanding to call a special meeting of shareholders. Further, Rushmore Life is regulated by the Arizona Department of Insurance, and no change of control of the Company could occur without the approval of that department. See "Description of Securities--Anti-Takeover Provisions", "--Preferred Stock", "--Classified Board" and "Business-- Regulation."

 Outstanding Preferred Stock

  As of the date of this Prospectus, the Company had outstanding two series of Preferred Stock having a total liquidation value of $180,920 and bearing a cumulative dividend rate of 9% per year. Such shares of Preferred Stock are entitled to a preference over the Common Stock upon any liquidation of the Company and to a preference in the payment of dividends. In addition, the Board of Directors is authorized, without shareholder approval, to create additional classes and series of Preferred Stock out of the total of 100,000 shares authorized as described above in "--Anti-Takeover Provisions." Also see "Description of Securities."



  Stabilization Transactions

  The Representative has informed the Company that certain persons participating in this Offering may engage in transactions that stabilize, maintain or otherwise affect the price of Common Stock including entering stabilizing bids. In general, purchases of a security for the purposes of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. Neither the Company nor the Representative makes any representation or predictions as to the direction or magnitude of any effect that such stabilizing transactions, if any, may have on the price of the Common Stock. In addition, neither the Company nor the Representative makes any representations that the Representative will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice. See "Underwriting."

                                  THE COMPANY

  The Company was incorporated in September 1990 and began operations in March 1991. The Company's growth strategy has emphasized acquisitions of businesses and their management. Since 1991, the Company has acquired the stock or assets of four companies totaling more than $35 million in assets and 180 employees and agents. The Company's securities business was acquired in 1991 in two separate transactions by purchasing all of the common stock of Ken Davis Securities, Inc. and the assets of Discount Securities of the Southwest, Inc. In June 1994, Rushmore acquired a 20% interest in the holding company of Rushmore Life (then known as First Financial Life Insurance Company) and completed the acquisition of the entire company by merger in April 1997 in exchange for 508,144 shares of Common Stock and $137,900. Rushmore acquired the Wesley Financial Group in June 1995, an insurance agency marketing organization, in exchange for 50,280 shares of Common Stock. One additional subsidiary, Rushmore Financial Corporation, was formed in November 1993 to act as a mortgage company and was discontinued in March 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operation-- Discontinued Operations." A diagram of the organizational structure of the Company is as follows:


                        RUSHMORE FINANCIAL GROUP, INC.
                       --------------------------------
                                      |
                ----------------------------------------------
                |                                            |
        INVESTMENT SERVICES                         INSURANCE SERVICES
                |                                            |
       ---------------------                       --------------------
       |                   |                       |(1)               |
 ------------        -------------            -----------       ------------
   RUSHMORE             RUSHMORE                RUSHMORE          RUSHMORE
  INVESTMENT           SECURITIES              INSURANCE            LIFE
  ADVISORS,           CORPORATION              SERVICES,         INSURANCE
     INC.                                         INC.            COMPANY

--------

(1) All subsidiaries are wholly owned, except Rushmore Insurance Services, Inc, which is owned by D. M. Moore, Jr., the Company's Chairman and Chief Executive Officer, because the Texas Insurance Code prohibits life insurance agencies to be owned by corporations. The financial statements of Rushmore Agency are not consolidated with those of the Company; however, pursuant to an Overhead Services Agreement, all revenues and expenses of Rushmore Insurance Services, Inc. are passed through to the Company as permitted by insurance regulations. See Note 2 to the Financial Statements. In addition, Mr. Moore has granted the Company an irrevocable option for the Company to appoint any other qualified person to acquire the capital stock of Rushmore Agency on its behalf.

                                USE OF PROCEEDS

  The estimated net proceeds to the Company from the sale of the Common Stock will be $3,495,000 if the minimum number of shares offered pursuant to the Offering is sold and $6,025,000 if the maximum number of shares offered pursuant to the Offering is sold.

  The following table demonstrates the intended application of the minimum and maximum amount of proceeds available from this Offering.

                                           MINIMUM            MAXIMUM
              INDENDED USE                 OFFERING  PERCENT  OFFERING  PERCENT
              ------------                ---------- ------- ---------- -------
Contribution to Rushmore Agency to
 support the addition of new agents...... $1,500,000   42.9  $2,000,000   33.2
Contribution to Rushmore Life capital
 surplus to enable the increase of
 retained coinsurance....................    300,000    8.6     300,000    5.0
Contribution to Rushmore Securities to
 support the addition of new
 representatives.........................    500,000   14.3   1,000,000   16.6
Contribution to Rushmore Advisors to
 support the addition of marketing and
 advisory personnel......................    500,000   14.3     500,000    8.3
Operating capital, general corporate
 purposes and possible acquisitions,
 including:
  Leasehold improvements, equipment and
   software..............................    120,000    3.4     200,000    3.3
  Advertising and printing...............     40,000    1.1     100,000    1.7
  Unspecified acquisitions...............    250,000    7.2   1,100,000   18.3
  General working capital................    285,000    8.2     825,000   13.7
                                          ----------  -----  ----------  -----
                                          $3,495,000  100.0  $6,025,000  100.0

  Assuming that the minimum number of shares offered pursuant to this Offering is sold, the Company believes that the proceeds of this Offering together with funds generated from operations will meet the Company's anticipated funding needs at least for the next twelve months.

                                DIVIDEND POLICY

  The Company paid one dividend on its Common Stock in March 1995 in the amount of $0.04 per share, and pays dividends quarterly to the holders of its Preferred Stock at a rate of 9% per year. The Company has no current plans to pay any future cash dividends on the Common Stock. Instead, the Company intends to retain all earnings, other than those required to be paid to the holders of the Preferred Stock, to support the Company's operations and future growth. The payment of any future dividends on the Common Stock will be determined by the Board of Directors based upon the Company's earnings, financial condition and cash requirements, possible restrictions in future financing agreements, if any, restrictions in the Certificates of Designation for the Preferred Stock, business conditions and such other factors deemed relevant.

                                   DILUTION

  As of September 30, 1997, the net tangible book value of the Company was $868,053 or $.43 per share of Common Stock. Net tangible book value per share of the Company is the amount of its tangible assets less its total liabilities, divided by the number of shares of Common Stock outstanding. After giving effect to the sale of the minimum and maximum number of shares of Common Stock at the assumed Offering price per share of $5.50, and the application of the net proceeds therefrom, the pro forma net tangible book value per share would increase, representing an immediate increase in net tangible book value to current holders of Common Stock, and an immediate dilution to new investors, as illustrated in the following table.

                                                           MINIMUM    MAXIMUM
                                                           OFFERING   OFFERING
                                                          ---------- ----------
Assumed Offering price per share.........................      $5.50      $5.50
  Net tangible book value per share before this
   Offering..............................................  .43        .43
  Increase per share attributable to new investors....... 1.15       1.69
Adjusted net tangible book value per share after this
 Offering................................................       1.58       2.12
                                                               -----      -----
Dilution per share to new investors......................      $3.92      $3.38
                                                               =====      =====

  The following table summarizes, as of September 30, 1997, the number of shares of Common Stock purchased from the Company, the total consideration paid, and the average price per share paid by the existing shareholders and the number of shares of Common Stock purchased from the Company and the total consideration paid by the new investors purchasing shares of Common Stock in this Offering at the minimum and maximum levels, after deduction of the underwriting discounts and commissions and offering expenses payable by the
Company:

                             MINIMUM OFFERING

                                 SHARES PURCHASED  TOTAL CONSIDERATION   AVERAGE
                                 ----------------- ----------------------- PER
                                  NUMBER   PERCENT   AMOUNT     PERCENT   SHARE
                                 --------- ------- ------------ ----------------
Existing Shareholders........... 2,005,488   72.8  $  1,958,716     35.9   .98
New Shareholders................   750,000   27.2     3,495,000     64.1  4.66
                                 ---------  -----  ------------  -------
  Total......................... 2,755,488  100.0  $  5,453,716    100.0
                                 =========  =====  ============  =======

                               MAXIMUM OFFERING
                                 SHARES PURCHASED  TOTAL CONSIDERATION   AVERAGE
                                 ----------------- ----------------------- PER
                                  NUMBER   PERCENT   AMOUNT     PERCENT   SHARE
                                 --------- ------- ------------ ----------------
Existing Shareholders........... 2,005,488   61.6  $  1,958,716     24.5   .98
New Shareholders................ 1,250,000   38.4     6,025,000     75.5  4.82
                                 ---------  -----  ------------  -------
  Total......................... 3,255,488  100.0  $  7,983,716    100.0
                                 =========  =====  ============  =======

                                 CAPITALIZATION

  The following table sets forth the long-term debt and capitalization of the Company as of September 30, 1997 on an actual basis and as adjusted to reflect the receipt of the estimated net proceeds from the sale by the Company of 750,000 shares of Common Stock pursuant to this Offering at the minimum level and 1,250,000 shares of Common Stock at the maximum level at an assumed initial public offering price of $5.50 per share and after deducting underwriting discounts and commissions and estimated offering expenses, and the application of the estimated net proceeds therefrom. See "Use of Proceeds."

                                                SEPTEMBER 30, 1997
                                        ----------------------------------------
                                                            AS ADJUSTED
                                         ACTUAL(1)      MINIMUM       MAXIMUM
                                        ------------   -----------   -----------
                                        (IN THOUSANDS, EXCEPT SHARE DATA)
Long term debt:........................          --            --            --
Stockholders' equity (deficit):
  Preferred Stock, 9% cumulative, $10
   par value, 4,300 shares issued and
   outstanding.........................           43            43            43
  Preferred Stock, Series A Cumulative,
   $10 par value, 13,792 shares issued
   and outstanding.....................          138           138           138
  Common Stock, $0.01 par value;
   10,000,000 shares authorized;
   2,005,488 shares issued and
   outstanding, actual; 2,755,488
   shares issued and outstanding, as
   adjusted at the minimum level;
   3,255,488 shares issued and
   outstanding, as adjusted at the
   maximum level.......................           20            28            33
  Additional paid-in capital...........        1,938         5,425         7,950
  Accumulated deficit..................         (563)         (563)         (563)
  Shareholder loans and due from
   affiliate...........................         (172)         (172)         (172)
                                         -----------   -----------   -----------
    Total shareholders' equity.........        1,405         4,900         7,430
                                         -----------   -----------   -----------
    Total capitalization...............  $     1,405   $     4,900   $     7,430
                                         ===========   ===========   ===========

--------
(1) Derived from the Company's unaudited consolidated financial statements included elsewhere in this Prospectus. See "Financial Statements."

           SELECTED AND PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

  The following selected financial information should be read in conjunction with the financial statements and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. The information for the years ended December 31, 1995 and 1996, are derived from the audited financial statements included elsewhere in this Prospectus. The information for the nine months ended September 30, 1997 and the pro forma information are derived from unaudited financial statements that are included elsewhere in this Prospectus. Such unaudited information, together with the unaudited information for the year ended December 31, 1994, includes, in the opinion of management, all normal recurring adjustments necessary for a fair presentation of the information set forth therein. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of results for the year ending December 31, 1997.

                                                                               NINE MONTHS ENDED
                                      YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                               ---------------------------------------- --------------------------------
                                                            PRO FORMA                          PRO FORMA
                                1994      1995     1996        1996         1996       1997      1997
                               -------  --------- -------  ------------ ------------ --------  ---------
                                                (IN THOUSANDS EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues from investment
 services....................  $   828   $   857  $ 1,523   $    1,523    $   999    $  1,724  $  1,693
Revenues from insurance
 services....................      191       152      347        6,346        286       3,216     4,800
  Total revenues.............    1,031     1,020    1,885        7,884      1,297       4,981     6,535
Investment services expense..      749       787    1,325        1,325        865       1,485     1,485
Insurance services expense...      (44)       33       13        6,194         32       2,867     4,430
General and administrative
 expenses....................      346       431      663          663        512         630       630
                               -------   -------  -------   ----------    -------    --------  --------
  Total expenses.............    1,051     1,251    2,001        8,182      1,409       4,982     6,544
Loss from continuing
 operations..................      (20)     (234)    (120)        (302)      (116)         (5)      (14)
Net loss.....................      (31)     (210)    (171)        (158)      (149)        (31)      (14)
Net income (loss) applicable
 to common shareholders......      (36)     (216)    (181)        (168)      (155)        (44)      (26)
Net income (loss) per share
 of Common Stock after
 dividends on Preferred
 Stock.......................     (.09)     (.18)    (.13)        (.09)      (.11)       (.03)     (.01)
OTHER DATA:
Insurance agents.............      839     1,127    1,271        1,271      1,249       1,341     1,341
  States represented.........       32        36       38           38         38          39        39
Securities representatives...       97       112      105          105        105         125       125
  States represented.........       10        13       23           23         23          24        24
Insurance in force...........      --        --       --    $1,018,723        --     $978,480  $978,480
Insurance in force retained
 net of reinsurance
 agreements..................      --        --       --       435,442        --      420,132   420,132
Premium income...............      --        --       --         5,237        --        2,845     3,949
Funds under management
  Discretionary..............      --        --     4,600        4,600      2,900      13,400    13,400
  Non-discretionary..........   18,900    45,200   67,700       67,700     59,000      89,400    89,400
                               DECEMBER 31, 1996         SEPTEMBER 30, 1997
                               ------------------ ----------------------------------
                                                           AS ADJUSTED, AS ADJUSTED,
                               ACTUAL   PRO FORMA ACTUAL     MINIMUM      MAXIMUM
                               -------  --------- -------  ------------ ------------
                                       (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and equivalents.........  $   118   $ 1,368  $ 1,426      $ 4,921    $ 7,451
Amounts on deposit with
 Insurers....................      --     28,095   28,894       28,894     28,894
Total assets.................      543    35,744   35,681       39,176     41,706
Policy reserves..............      --     33,436   33,258       33,258     33,258
Total indebtedness...........       39        39       48           48         48
Shareholders' equity.........      351     1,409    1,405        4,900      7,430

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The information presented in this section should be read in conjunction with the information contained in the financial statements, including the notes thereto, and the other financial statements appearing elsewhere in this Prospectus.

GENERAL

  Rushmore is a financial services holding company that provides a wide range of investment and insurance services and products to its clients through a national distribution network of 115 securities representatives operating in 27 states and 1,300 insurance agents in 39 states.

  The Company has posted net losses from operations in all but one year of its existence, when in 1993 it made a small net profit. As of September 30, 1997, it had a cumulative deficit in its retained earnings of $562,579. The Company has emphasized the building of a national distribution network of representatives and agents and has developed an infrastructure to effect sales of investment and insurance products and services. Management believes it has established the necessary corporate infrastructure to increase its revenues without adding significant additional overhead. The Company has financed its growth through revenues from operations and sales of its equity securities to its officers, employees and independent agents.

  One of the principal indicators of the Company's ability to compete effectively among the many providers of financial services and products is the number of agents and representatives it is able to attract. The number of these persons has grown steadily, and the proceeds of this Offering will provide the operating capital needed to increase this base. Growth in the Company's sales force has also been accomplished through acquisitions. See "The Company" and "Use of Proceeds." The number of agents and representatives has increased as shown by the following table:

                     NUMBER OF AGENTS AND REPRESENTATIVES

                                              DECEMBER 31,
                                       -------------------------- SEPTEMBER 30,
                                       1992 1993 1994 1995  1996      1997
                                       ---- ---- ---- ----- ----- -------------
   Insurance agents................... 481  645  839  1,127 1,271     1,341
   Securities representatives.........  48   71   97    112   105       125

  Another priority for the Company has been to increase the productivity of its representatives and agents. It has accomplished this by allowing attrition of nonproducing sales personnel and by equipping its producing agents and representatives with training, technology and a wide range of investment and insurance products. The productivity of its agents and representatives, as measured by the average amount of gross commissions per person, is indicated by the following table. Gross commissions for purpose of this table includes the dollar amount of all management fees, premiums or gross commissions produced annually by the top 25 agents and representatives, who account for more than 70% of all commissions each year:

                     AVERAGE COMMISSIONS PER TOP PRODUCER

                   YEARS ENDED DECEMBER 31,                        NINE MONTHS ENDED
        -------------------------------------------------------      SEPTEMBER 30,
         1992       1993        1994        1995        1996             1997
        -------    -------     -------     -------     -------     -----------------
        $36,134    $37,138     $51,500     $48,382     $59,584          $57,528

RESULTS OF OPERATIONS

 NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1996

  Revenues. Total revenues increased 284% from $1,296,565 in the first nine months of 1996 to $4,980,984 during the first nine months of 1997. The increase included a $724,474 (72.5%) increase in investment services revenues, resulting from additional representatives, revenues generated from the business of Rushmore Advisors and favorable equity markets during 1997; a $212,345 (74.3%) decrease in insurance services revenues from agency operations as a result of a one-time settlement of litigation for back-commissions from an Insurer (as defined below) in 1996 of $156,000; and $3,142,054 from the consolidated operations of Rushmore Life following its acquisition in full in April 1997. The revenues of Rushmore Life included $2,092,002 net premium income, representing Rushmore Life's quota share of policy premiums paid under coinsurance agreements, and $1,050,052 net investment income of Rushmore Life. Excluding the revenues of Rushmore Life, the comparable revenues increased 41.8% from $1,296,565 to $1,838,930. Revenues from insurance services from the operations of Rushmore Agency historically are not a large amount, because the bulk of commissions from Insurers on sales of insurance proceeds are paid directly from the Insurers to the agents and do not pass through Rushmore Agency.
  Expenses.

  Investment services expenses increased 71.7% from $864,855 to $1,485,268 primarily due to commissions paid to representatives of $1,425,141 in the 1997 interim period. The increase corresponded to the growth in revenues. Commissions paid as a percentage of commission revenue increased from the first nine months of 1997 (87.9%) to the first nine months of 1996 (85.9%). Direct overhead associated with investment services increased 252% from $17,039 to $60,127, primarily due to the net premium on an errors and omissions insurance policy implemented in 1997, offset by increased collections from representatives for their share of such premiums.

  Insurance services expense components changed substantially due to the consolidation of Rushmore Life beginning in April 1997. In years prior to 1997, insurance services expenses included only the loss (or income) of the Company's minority ownership in Rushmore Life, accounted for on the equity method. The first three months of the interim 1997 period included an equity in subsidiary loss, whereas the next six months included the consolidated operations of Rushmore Life, including expense categories of benefit, claims and losses, representing claims against policies coinsured by Rushmore Life in the amount of $1,128,230, amortization of deferred acquisition costs of $1,041,328 and other insurance company expenses of $697,655. Deferred acquisition costs are recorded for purposes of generally accepted accounting principles as an asset consisting of the commissions and other costs of underwriting a new insurance policy and are amortized over the life of the policy. Such payments are treated as an expense under statutory accounting principles applicable to insurance companies, resulting in greater income under generally accepted accounting principles. During the nine months ended September 30, 1997, the average credited interest rates on outstanding universal life policies was 5.38% (as compared to 5.69% for the year ended
1996).

  General and administrative expenses increased 23% from $511,856 to $629,514 due to staff increases and office relocation expenses in 1997.

  Operating Loss.

  The Company's operating loss for the nine months ended September 30, 1997 decreased 99.1% from $112,404 to $1,011. The Company's net loss applicable to common shareholders for the nine months ended September 30, 1997 decreased 71.9% from $155,178 or $0.11 per share to $43,545 or $0.03 per share. The net loss in 1997 included $12,212 of preferred dividends paid compared to $5,816 in 1996.

  Pro forma revenues and expenses for the nine months ended September 30, 1997 were $6,534,609 and $6,544,383 respectively, compared to $4,980,984 and $4,981,995 for the actual nine months, a net operating loss difference of $9,774 pro forma compared to $1,011 actual. The principal difference is due to showing the full nine months of revenue and expense of Rushmore Life in the pro forma figure as though Rushmore Life had been acquired on January 1, 1996. Pro forma results are not necessarily indicative of actual results, but are helpful to demonstrate the full effect of an acquisition accounted for as a purchase transaction.

 1996 COMPARED TO 1995

  Revenues.

  Revenues increased 84.9% from $1,019,662 in 1995 to $1,885,492 in 1996. The primary component of revenues in both years was commissions and other income from investment services (84.1% of revenues in 1995 and 80.8% of revenue in 1996). The increase during 1996 included a 77.7% increase in investment services, and a 128.9% increase in insurance services. The growth in revenue was due to an increase in producing representatives, more favorable market conditions, and the settlement proceeds described above.

  Expenses.

  Investment services expenses included commissions paid to representatives, which increased 74.0% from $713,308 to $1,241,476, resulting from increased sales of securities. Commission expense as a percentage of commission revenue was 83.1% in 1996 and 83.2% in 1995. Direct overhead increased 13.2% from $74,058 to $83,803 due primarily to licensing fees to expand operations to additional states.

  Insurance services expense in both years consisted solely of the equity in subsidiary loss, which decreased 61.1% from $33,184 to $12,893.

  General and administrative expenses increased 54.0% from $430,551 to $663,172 due to legal fees and expenses associated with litigation.

  Operating Loss.

  Operating loss decreased 49.9% from $231,439 to $115,852. The Company's net loss applicable to common shareholders decreased 16.3% from $216,065 or $0.18 per share in 1995 to $180,778 or $0.13 per share in 1996. Net loss in 1996 of $180,778 included a loss from discontinued operations of $50,504 and preferred dividends paid of $9,887 compared to income from discontinued operations of $24,207 and preferred dividends paid of $5,844 in 1995.

 1995 COMPARED TO 1994

  Revenues.

  Revenues declined 1.1% from $1,031,421 in 1994 to $1,019,662 in 1995. The primary component of revenues in both years was revenue from investment services (80.3% of revenues in 1994 and 84.1 % of revenues in 1995). The 3.5% increase in revenues from investment services from 1994 to 1995 was offset by a decrease of 20.4% in revenues from insurance services, due to a disruption in revenues following a change of Insurers.

  Expenses.

  Investment Services expenses consist of commissions paid to representatives and direct overhead related to Rushmore Securities and Rushmore Advisors. Commissions increased 6.1% from $672,284 to $713,308 corresponding generally to the increase in sales of securities. Direct overhead decreased 2.9% from $76,235 to $74,058.

  Insurance Services expenses in 1994 and 1995 consisted of the equity in subsidiary loss attributed to the Company's 25% interest in Rushmore Life during 1994 and 1995, which decreased from a $44,373 profit in 1994 to a $33,184 loss in 1995, resulting from a chargeback of a litigation settlement in 1995 from an Insurer.

  General and administrative expenses increased 24.1% from $346,973 in 1994 to $430,551 in 1995 due to increased staffing and upgrading of computer hardware and software.

  Operating Loss.

  Operating loss increased 1,069% from $19,798 in 1994 to $231,439 in 1995. The Company's net loss applicable to common shareholders increased 510.2% from $35,406 or $0.09 per share in 1994 to $216,065 or $0.18 per share in 1995. Net loss included preferred dividends paid of $5,844 in 1995 compared to preferred dividends paid of $4,730 in 1994. Operating loss in 1994 was offset by a $24,207 net profit from discontinued operations.

DISCONTINUED OPERATIONS

  The Company experienced net losses totaling $61,925 during the three years and nine months ended September 30, 1997 from its mortgage lending operation, which was discontinued in March 1997. The revenues and expenses of such operations are combined and reflected as a loss from discontinued operations.

LIQUIDITY

  Cash Flows from Operating Activities. The Company's net loss of $170,891 for the year ended December 31, 1996 was offset by non-cash depreciation expense and equity of loss in subsidiary resulting in a net cash flow used by operating activities in the amount of $26,752. For the nine months ended September 30, 1997, the net loss of $31,333 was offset by numerous items from the consolidation of Rushmore Life following its acquisition in a transaction accounted for as a purchase in April 1997, and the net cash flows provided by operating activities was $134,309.

  Cash Flows From Investing Activities. The Company acquired $26,749 of fixed assets during 1996 consisting primarily of office furniture and equipment. In the nine months ended September 30, 1997, the Company purchased $50,373 of capitalized equipment and recorded $119,353 for the purchases of the remaining interest in Rushmore Life and received cash of $1,329,149 in the acquisition.

  Cash Flows from Financing Activities. The Company raised $251,180 during the year ended December 31, 1996, from the proceeds of sales of Common and Preferred Stock, including $68,572 from its officers and directors. During the nine months ended September 30, 1997, the Company raised $62,188 from the sale of Common Stock. The remaining changes in both periods resulted from loan principal payments, additional borrowings and dividends. Rushmore Life generates significant cash flow from operations deficiencies from charges in connection with mortality and administration of universal life and investment products, however, such deficiency is offset by receipts from universal life products constituting cash flows from financing activities.

  Credit Facilities and Resources. The Company's cash and short term investments at September 30, 1997 was $1,426,363, of which $1,290,170 is held by Rushmore Life and is not immediately available to the Company for operating needs. The Company will be entitled to a dividend from Rushmore Life after January 1, 1998 in an amount equal to Rushmore Life's net profit on a statutory accounting basis. As of September 30, 1997, such profit was $192,273. The Company is entitled to receive monthly management fee payments from Rushmore Life equal to $14,000 plus expenses directly attributable to Rushmore Life. The Company does not have any unused lines of credit available to it and must rely on the proceeds of securities sales and operating revenue to fund its liquidity requirements. The Company believes that the proceeds of the Offering and revenues from operations during 1998 will be adequate to meet its cash needs for at least the next twelve months.

  The Company intends to use the net proceeds from this Offering to invest $300,000 in Rushmore Life's capital surplus, allocate $1,500,000 to $2,000,000 to Rushmore Agency to support the addition of new agents, allocate $1,000,000 to Rushmore Securities to support the addition of new representatives, allocate $500,000 to Rushmore Advisors to add new marketing and advisory personnel, and use the balance used to provide additional operating capital and fund possible acquisitions. See "Use of Proceeds".

  The Company has historically grown through acquisitions and will continue to review companies for possible acquisition. Any such future acquisitions will be financed through Company securities or new sources of funding, although certain proceeds of this Offering may be applied to fund acquisitions if they are not otherwise required to meet the Company's basic cash needs.

                                   BUSINESS

  Rushmore is a financial services holding company that provides a wide range of investment and insurance services and products to its clients through a national distribution network of 115 securities representatives in 27 states and 1,300 insurance agents in 39 states. The Company believes that it is well positioned to take advantage of demographic trends in the aging of America and the increasing overlap of investment services with other financial security products. The Company's activities in these two complementary sectors of the financial services industry, investment services and insurance services, allow Rushmore to provide a full range of financial services to its clients and enhance the cross-selling opportunities of its select product lines.

  The Company's investment services business consists of securities brokerage services, mutual fund distribution, variable life insurance and annuities sales and other financial services offered by Rushmore Securities Corporation ("Rushmore Securities"), which has 115 registered representatives in 27 states. In addition, Rushmore Investment Advisors, Inc. ("Rushmore Advisors") provides fee-based advisory services, using a proprietary asset allocation program known as RushMAP.

  The Company's insurance services business selects and markets a wide range of life, disability, accident and health insurance and annuity products distributed through 22 exclusive and 1,300 independent agents of its affiliated agency, Rushmore Insurance Services, Inc. ("Rushmore Agency"). In addition, Rushmore Life Insurance Company ("Rushmore Life") acquires and coinsures up to a 50% interest in the policies written through representatives of Rushmore Agency that are issued by full-line life insurance companies that have entered into modified coinsurance agreements with Rushmore Life.

GROWTH STRATEGY

  The Company's growth strategy focuses on expanding its national distribution network and continually seeking out and evaluating new products and acquisition opportunities that are consistent with the Company's objective to provide a full range of financial products and services. Over the past ten years, the amount invested in retirement and other financial security products and services has grown over 185%. According to the Federal Reserve Board of Governors, in 1986 the total amount invested in retirement and other financial security products by households and non-profit organizations was approximately $7.16 trillion, as compared to over $20.45 trillion at year end 1995, an 12.4% compounded annual growth rate. The Company's objective is to capture an increasing share of the commission revenues and assets related to the investment and insurance services industry. The key components of Rushmore's growth strategy include:

  . expanding its distribution network by recruiting and retaining high quality and productive agents and representatives, including both exclusive "Career Partners" insurance agents and registered securities representatives and independent insurance agents;

  . providing its sales force with a wide range of financial products and services, including exclusive insurance and investment products;

  . offering incentives to its agents and employee, including favorable commission structures, stock option plans and award programs to attract and retain a loyal base of highly motivated personnel;

  . upgrading its management information system to allow its agents and representatives to maintain an efficient and orderly flow of sales orders; and

  . acquiring other insurance, securities and advisory firms and complementary financial services companies.

  Insurance Services. The Company intends to expand its coinsurance activities with existing and new carriers, and actively seeks to acquire other full-line life insurance companies licensed in multiple states to begin selling the products of such companies through the Company's agency force. The Company intends to contribute $300,000 of the proceeds of the Offering to Rushmore Life in order to increase its capital surplus and increase the percentage of coinsurance retained. The Company will also pursue acquisitions of blocks of life insurance in force. There is no assurance the Company will be able to acquire life insurance companies or blocks of business on terms acceptable to the Company. The Company will also allocate $1,500,000 to $2,000,000 to Rushmore Agency to support the addition of new agents.

  Securities Brokerage. Rushmore Securities's strategy is to continue its growth by means of recruiting quality representatives, opening new branch offices, acquiring other broker-dealers and increasing its volume of business referred from other Rushmore subsidiaries and customers. The Company will devote $500,000 to $1,000,000 from the proceeds of this Offering to these expansion plans.

  Advisory Services. Rushmore Advisors' strategy is to increase its assets under management by maximizing cross-selling opportunities to clients of Rushmore Securities and Rushmore Agency and acquiring other investment advisory firms. Rushmore Advisors will emphasize three profit centers in these efforts: (i) the Rushmore Managed Asset Program ("RushMAP"), (ii) estate and financial planning for high net worth individuals, corporations and pension funds, and (iii) a partnership investment that is structured as a "fund of funds", or a grouping of experienced money managers selected to meet specific return objectives within a defined risk tolerance level. The Company will devote approximately $500,000 from the proceeds of the Offering to these plans.

INVESTMENT SERVICES

  See the "Glossary of Insurance Terms" on page G-1 for a definition of certain insurance terms used below.

  Securities Brokerage--Rushmore Securities Corporation. Rushmore Securities provides investment services to its clients through a network of 115 registered representatives in 27 states, as of the date of this Prospectus. Rushmore Securities conducts its activities in eight branch offices. Rushmore Securities is a member of the NASD, the Municipal Securities Rulemaking Board ("MSRB") and the Securities Investors Protection Corporation ("SIPC").

  Rushmore Securities functions as a full commission retail broker for clients to whom it makes trading recommendations, on a discretionary or non-discretionary basis, and as a discount broker as to unsolicited orders from its customers and from trades initiated by other Rushmore subsidiaries. It also sells mutual funds and variable annuity products.

  Rushmore Securities acts as a broker/dealer for a full line of securities products, including stocks, bonds, mutual funds, variable annuities and certificates of deposit. It is known as a "fully disclosed" originating broker, meaning that it does not hold clients' funds, does not clear clients' trades on securities markets, and is not a member of any stock exchange. Instead, it forwards all clients' trades to one of the clearing firms with which it maintains a contractual relationship to execute such trades on the appropriate market. The Company currently has clearing agreements with Southwest Securities, Inc. and the Representative. This arrangement allows the Company to reduce some of the risk associated with trading and the amount of net capital it is required to maintain under applicable securities laws.

  Most of Rushmore Securities' registered representatives are also licensed as insurance agents with Rushmore Agency. All such persons are employees of Rushmore Securities and are compensated on the basis of commissions on sales of investment securities. Each representative executes an agreement with Rushmore Securities to sell securities to their clients exclusively through Rushmore Securities and comply with Rushmore Securities' rules and procedures and all applicable federal and state laws. Rushmore Securities supervises the efforts of these representatives through 31 registered securities principals and branch office managers, who earn commissions and overrides on sales by persons under their supervision.

  Rushmore Securities is continually seeking to add new representatives, especially those with prior brokerage experience and an established client base. Rushmore Securities believes it competes effectively for registered representatives based on its favorable commission structure, its ability to provide its representatives access to all securities markets and research reports from leading analysts, and the opportunity for representatives to earn stock options in the Company. Through its affiliate, Rushmore Advisors, Rushmore Securities also provides its representatives the flexibility to generate commission-based or fee-based income.

  Investment Advisory Services--Rushmore Investment Advisors, Inc. The Company formed Rushmore Advisors in January 1996, in order to provide fee-based investment advisory and money management services to its clients. As of September 30, 1997, Rushmore Advisors provided services to 59 clients in six states, with more than $17 million under management. As of the date of this Prospectus, the Company had two portfolio managers to serve its clients.

  Rushmore Advisors enters into investment advisory agreements with its clients that outline the services to be provided and the compensation to be paid. Such agreements are required by regulatory authority to contain various provisions, including the right of the client to terminate the agreement at will. The agreements in force provide for annual compensation to Rushmore Advisors of up to 2.5% of funds under management.

  The investment philosophy of Rushmore Advisors is to provide superior returns without materially increasing the associated investment risk. In equities, Rushmore Advisors seeks to achieve long-term capital appreciation by limiting its selections to listed stocks trading at more than $12 per share, with consistent records of earnings growth and strong balance sheets. With fixed income securities, Rushmore Advisors seeks income and preservation of capital through a diversified portfolio for each client considering its income needs and risk tolerance.

  Rushmore Advisors does not execute trades of the clients' investment transactions, nor does it hold its clients' funds or securities. As of September 30, 1997, it had discretionary authority to direct the investments of approximately 55% of the funds under its management. The client may specify which securities broker to use to effect its investment trades, but virtually all trades effected by Rushmore Advisors are conducted through Rushmore Securities, which executes such trades on a discounted basis.

  Rushmore Advisors cooperates with Rushmore Securities in providing its services to clients of both firms through the Rushmore Managed Asset Program ("RushMAP"). RushMAP is a proprietary system used to provide strategic and tactical asset management allocation of mutual funds and equities for accounts beginning at $100,000.

  Rushmore Advisors directs its marketing efforts to high net worth individuals, corporations and pension plans having substantial funds to invest and who can benefit from the efforts of a professional money manager. Rushmore Advisors seeks to obtain clients having portfolios of at least $100,000 and believes it can fill a niche being neglected by larger money managers.

  Rushmore Advisors' marketing efforts are performed by its portfolio managers, and it does not currently employ a separate sales force. While this limits the amount of time its personnel can spend on marketing to new clients, it permits its managers to interact directly with potential customers for its services. Rushmore Advisors also relies on Rushmore Agency's and Rushmore Securities' network of brokers and agents to market the RushMAP investment management products. The Company plans to hire a marketing officer during 1998.

INSURANCE SERVICES

  Rushmore Insurance Services, Inc. The Company markets life, health and disability insurance and annuities to individuals and small businesses through a network of exclusive and independent agents. The Rushmore Agency group has primarily marketed policies under national marketing agreements with Massachusetts General Life Insurance Company, a subsidiary of Conseco Companies ("Conseco"), Southwestern Life Insurance Company and Great Southern Life Insurance Company, the companies with which it has entered into coinsurance arrangements (the "Insurers"). For the nine months ended September 30, 1997, the gross premiums for insurance written with the Insurers accounted for 67% of Rushmore Agency's total premium produced. Rushmore Agency's agents also market policies issued by 38 other life insurance companies, of which most are rated "A" or better by A.M. Best, that have appointed Rushmore Agency and its agents to sell on their behalf (the "Other Insurers"). The Company's agents are employed by or have contracts with Rushmore Agency, which is owned by D. M. Moore, Jr., Chairman and Chief Executive Officer of Rushmore, because the Texas Insurance Code does not permit life insurance agencies to be owned by corporations.

However, pursuant to an Overhead Services Agreement all revenues and expenses of Rushmore Agency are passed through to the Company as permitted by regulatory requirements. In addition, Mr. Moore has granted the Company an irrevocable option for the Company to appoint any other qualified person to acquire the capital stock of Rushmore Agency on its behalf.

  Insurance Products. The Company's insurance agents sell a wide range of insurance and annuity products issued by the Insurers and Other Insurers. These include life insurance in the form of term life, universal life and variable universal life (universal life products are flexible premium life insurance policies under which the policyholder may change the death benefit from time to time and vary the amount or timing of premium payments); health insurance including cancer insurance, major medical, group health; fixed and variable annuities; and group and individual long-term disability insurance. Agents who sell variable life and annuity products are licensed as securities representatives with Rushmore Securities.

  Rushmore Agency has entered into an agreement with the American Financial Freedom Association, a not-for-profit organization ("AFFA"), to administer AFFA and serve as its exclusive marketing organization for insurance services and investment services and other benefits to AFFA members. AFFA offers its members, including Rushmore clients, the opportunity to participate in lower cost group insurance and other benefits of AFFA, including discounted optical and dental benefits, prescription drug cards and consumer discounts. Rushmore Agency has also entered into a national marketing agreement with Legion Insurance Company to market its individual and group health insurance plans to AFFA members through the Career Partners Group.

  Sales and Marketing. As of the date of this Prospectus, the Company either employed or contracted with more than 1,300 insurance agents in 39 states. With the exception of 22 agents who are employed by the Company in its Career Partners Group, all others are independent agents who have been appointed by Rushmore Agency, the Insurers and Other Insurers to sell policies of the Insurers and Other Insurers as part of Rushmore Agency's marketing organization.

  In July 1997, the Company's Career Partners Group began developing full-time, career-oriented agents to market the products and services of the Insurers and Other Insurers on an exclusive basis. The Career Partners agents market bundled and packaged products, primarily to individuals in the small business and self-employed market in Texas. Rushmore Agency plans to expand the Career Partners Group to other states.

  Rushmore Agency continually seeks to recruit new agents to join its marketing force. It recruits primarily existing licensed agents who are dissatisfied with their current affiliations. It also recruits previously unlicensed persons with proven sales backgrounds whom it trains to become licensed. The Company utilizes both advertising and referrals to locate qualified persons. Rushmore Agency is able to compete for new agents on the basis of the quality of the insurance products it offers, the opportunity for increased income through higher payouts and a more diversified product portfolio, sales training, and the opportunity to participate in the Company's Stock Option Plans. The Company has added 74 insurance agents during the past 9 months, and has terminated or lost 4 agents during such period.

  Rushmore Life Insurance Company. A key feature of the Company's strategy has been to acquire a life insurance subsidiary to capture, through coinsurance agreements, a portion of the premiums from sales of insurance policies in addition to commissions. The Company acquired a 20% interest in Rushmore Life in 1994, and in April 1997 completed a merger transaction to acquire the balance of Rushmore Life in exchange for 508,144 shares of Rushmore Common Stock and $137,900. Rushmore Life is chartered as a life reinsurance company in the State of Arizona and is not licensed in any other state. Its business is therefore limited to coinsuring policies written by Rushmore agents and issued by full-line life insurance companies that have entered into modified coinsurance agreements with Rushmore Life.

  Rushmore Life's coinsurance arrangements typically consist of a modified coinsurance agreement, under which Rushmore Life receives between 33 1/3% and 50% of the premium income and associated insurance risk on policies written by Rushmore Agency's agents. Because Rushmore Life's retention limit is $25,000 per policy, the differential between such retention and the amount coinsured with the Insurer is then reinsured back to the Insurer or another reinsurance carrier. A portion of the net proceeds of the Offering will be contributed to

Rushmore Life to permit it to increase its retention limit and add new insurance to its books. Rushmore Life earns a spread between the net coinsured premium income and the lower reinsurance premium. In the case of the coinsurance arrangement with the block of insurance written with Conseco, Rushmore Life is also party to an administrative services agreement pursuant to which a subsidiary of Conseco administers the block. Rushmore life will continue to pursue national marketing and coinsurance agreements with other full-line life insurance companies.

COMPETITION

  The brokerage and insurance industries are highly competitive with many large, diversified, well-capitalized brokerage firms, financial institutions and other organizations. The Company, in many instances, competes directly with such organizations for market share of commission dollars, and qualified registered representatives and insurance agents.

  Insurance Services. The Company's agency operations are intensely competitive in all of its phases, and there are more than 2.5 million insurance agents in the United States representing more than 1,100 life and health insurance companies. The Company believes it is able to compete effectively on the basis of the quality and prices of the insurance products offered by the Insurers, its ability to incent it agents to sell the Company's products through the Company's commission structure, administrative and marketing support, achievement awards, management opportunities and ownership opportunities, and the loyalty of its client base. See "Management--1993 Option Plan."

  Securities Brokerage. Rushmore Securities' sales market is characterized by intense competition among more than 5,400 NASD member firms employing more than 500,000 registered representatives. Most of the Company's competitors are very large, well capitalized global organizations that offer a full range of investment products. Rushmore Securities believes it is able to compete effectively due to Rushmore Securities' access to the same securities as larger firms and the experience and qualification of its sales force. Rushmore Securities believes it competes effectively for registered representatives based on its favorable commission structure, its ability to provide its representatives access to all securities markets and research and the opportunity to earn stock options in the Company. In addition, Rushmore Securities has benefited from the increase in securities trading volume during recent years. Combined, listed companies on the New York Stock Exchange and American Stock Exchange and NASDAQ have increased from 6,414 in 1987 to 9,272 in 1997 with market capitalization increasing from $2.67 trillion in 1987 to $10.68 trillion in 1997, according to reports published by such exchanges. Combined average daily share volume for the New York Stock Exchange and American Stock Exchange and NASDAQ have increased from 341 million shares in 1987 to 1.1 billion shares in 1997.

  Investment Advisory. Rushmore Advisors attracts funds for management utilizing the broad network of brokers and agents of Rushmore Insurance and Rushmore Securities. Rushmore Advisors also utilizes a network of CPA's and other professionals who actively market fee-based advisory services. Rushmore Advisors markets its services emphasizing its flexible fee structure and its investment track record, which it believes is competitive within the industry. Rushmore Advisors has an information system that provides direct and timely access to the world markets and information systems, as well as, a proprietary investment management reporting system that is in compliance with the performance reporting standards of the Association of Investment Management and Research ("AIMR").

EMPLOYEES

  As of September 30, 1997, Rushmore had a total of 151 employees, including 127 in its securities operations, 17 in its insurance services area, 2 in its advisory business, and 5 in its executive offices. A total of 22 are located at the Company's offices in Dallas. All but seven employees are compensated on the basis of commissions and other incentive-based compensation.

  The Company is under contract with an additional 1,300 independent agents to market life insurance in 39 states.

  None of the Company's employees is represented by a union, and the Company believes that its relationship with its employees and agents is satisfactory.

PROPERTIES

  The Company leases 12,305 square feet in two offices at the Dallas Galleria One Office Tower. Certain of the Company's registered representatives maintain facilities comprising 5,190 square feet as branch offices of Rushmore Securities. The Company believes these facilities are adequate to meet its requirements for the foreseeable future, although it may open additional branch offices.

REGULATION

  The Company's business is subject to a high degree of regulation. The insurance and securities businesses are two of the most highly regulated industries in the United States, and regulatory pressures can have a direct effect on the Company's operations.

  Insurance Regulation. Rushmore Life is subject to comprehensive state insurance regulation by the Division of Insurance of the State of Arizona. Additionally, Rushmore Life will be subject to regulation in any other states in which it conducts business in the future. The powers of the Commissioner of Insurance in Arizona and other states include the granting and revocation of certificates of authority to transact insurance business, review of adequacy of reserves and of guaranty funds and surplus required by statute, determination of the form and content of required financial statements, approval of policy forms, and review of Rushmore Life's business practices so as to ascertain that certain standards are met. These supervisory agencies periodically examine the business and accounts of insurers and require insurers to file detailed annual convention statements.

  Rushmore Life can also be required under the solvency or guaranty laws of the State of Arizona to pay assessments (up to prescribed limits) to fund liabilities of insurance companies that become impaired or insolvent. These assessments may be abated or deferred if they would endanger the ability of Rushmore Life to fulfill its contractual obligations. The amount of any future assessments under these laws cannot reasonably be estimated.

  Arizona and substantially all other states regulate members of insurance holding company systems. Under the insurance holding company statute in Arizona, the insurance authorities in such state must approve in advance the direct or indirect acquisition of 10% or more of the voting securities of an insurance company chartered in Arizona. Such statutes also regulate certain transactions among affiliates, including the payment of dividends or service fees by an insurance company to its holding company parent. In states such as Arizona, without the consent of the state's insurance authority, an insurance company may not pay during any year dividends to its holding company parent in excess of the lesser of net gains from operations, which generally represent net income, or 10% of the insurance company's surplus, which generally represents paid in capital and retain earnings.

  The Company has entered into an Administrative Services Agreement with Rushmore Life, approved by the Arizona Department of Insurance, that allows the Company to charge a share of its overhead and all direct costs to Rushmore Life.

  In the event Rushmore Life should fail to comply with applicable insurance laws and regulations, the Commissioner of Insurance of Arizona is empowered, depending upon the circumstances and the particular provisions in question, to impose fines and/or penalties against Rushmore Life, suspend or revoke Rushmore Life's certificate of authority, to direct supervision of or appoint a conservator for Rushmore Life's property and conduct of its business or to seek such other relief as the circumstances and interest of Rushmore Life policy holders and creditors may require.

  Rushmore Agency is subject to regulation as an insurance agency by the Texas Department of Insurance. Such regulations includes the requirement for all agents to pass tests and background checks. Rushmore Agency is subject to periodic examination and can be fined, censured or even liquidated if it is found to be in violation of applicable standards.

  Securities Regulation. Rushmore Securities is subject to regulation by the Securities and Exchange Commission, the NASD, the SIPC, the Texas State Securities Board and the securities exchanges. The NASD and State Securities Board regularly inspect Rushmore Securities' books and records to determine compliance with laws applicable to securities dealers.

  Investment Adviser Regulation. Depending on their size, investment advisers are subject to regulation by the Securities and Exchange Commission or state securities regulators. Until Rushmore Advisors has $25 million under management, it will be regulated by the Texas State Securities Board. Such regulation covers testing and background checks on officers and employees of the advisor, review and approval of business methods, compensation structures and advisory agreements, and advertising.

LEGAL PROCEEDINGS

  The Company is engaged from time to time in routine litigation incidental to its business. There is no pending litigation likely to have any adverse effect on the Company's business prospects.

                                  MANAGEMENT

  The executive officers, directors and key employees of the Company upon completion of the Offering and their respective ages and positions are as follows:

                                                                                           TERM AS
          NAME           AGE                        POSITION(S)                        DIRECTOR EXPIRES
          ----           ---                        -----------                        ----------------
Dewey M. (Rusty)
 Moore, Jr. ............  48 Chairman, President, Chief Executive Officer and Director       1999
Jim W. Clark............  45 President of Rushmore Securities, Director and Secretary        2000
Frederick E. (Fritz)
 Mowery.................  42 President of Rushmore Advisors and Director                     1998
Robert W. Hendren.......  45 Chief Financial Officer
Timothy J. Gardiner.....  42 Director                                                        1999
H. Gary Curry...........  57 Director                                                        1998
Mark S. Adler...........  43 Director                                                        2000
James Fehleison(a)......  39 Director                                                        1999
Harlan T. Cardwell,
 III....................  41 Director                                                        1998
Gayle C. Tinsley(a).....  67 Director                                                        2000
      KEY EMPLOYEES
      -------------
Christine E. Miller.....  59 Vice President of Administration
Howard M. Stein.........  49 Controller
G. A. Brunott, Jr.......  47 President of Rushmore Agency
Thomas G. Coleman,
 Jr. ...................  46 Vice President of Rushmore Securities
Benjamin H. Dean........  34 Director of RushMAP
Richard C. Lee..........  32 Director of Career Partners Division

--------
(a) Will become a director and member of Audit Committee and Compensation Committee following the closing of the Offering.

  Dewey M. (Rusty) Moore, Jr., is the founder and has been President of the Company since its formation in 1990. Prior to that he was a senior vice president and national sales director of a large insurance and securities marketing organization. Mr. Moore graduated with a bachelor in business administration degree from Southern Methodist University in 1971.

  Jim W. Clark has been President of Rushmore Securities since 1991 and Secretary of the Company since 1993. He is a general securities registered principal and financial operations principal and supervises all registered representatives and branch office operations. Mr. Clark is a graduate of Texas Tech University with a bachelor of arts degree.

  Frederick E. (Fritz) Mowery has been President of Rushmore Advisors since January 1996. From November 1990 to September 1995, he was a senior portfolio manager with Comerica Bank-Texas, and from September 1995 to January 1996, he was President of Guardian Financial Management. He is a certified financial planner and a graduate of Texas Tech University with a bachelor in business administration degree.

  Timothy J. Gardiner has been a director of the Company since April 1997. He has been a regional director of Managed Economics for Doctors, Inc. since 1991, a company engaged in financial planning to members of the medical profession. He holds a bachelor of arts degree from Florida Atlantic University.

  H. Gary Curry has been a director of the Company since April 1997 and an officer and director of Rushmore Life since 1989. He has been President of ORBA Financial Management, Inc. since 1982, which is a financial services marketing organization providing product and support services to financial services professionals. He holds a bachelor of science degree from California State University.

  Mark S. Adler has been a director of the Company since April 1997 and a director of Rushmore Life since 1996. He has served as President and a co-founder of A&R Associates, Inc., since 1984, a company that markets insurance and investment services to Public Safety Unions throughout California. Mr. Adler is a 1978 graduate of San Diego State University with a bachelor of arts degree.

  Harlan T. (Tra) Cardwell, III has served as a director of the Company since April 1997. He served from 1983 to 1992 as a loan officer for Herring Bank. He is also director of the Company's annuity division since April 1992 and is a certified financial planner. Mr. Cardwell holds a bachelor of science degree from Texas Tech University and a master of science degree from Southwestern University.

  James Fehleison will become a director following the Offering. He is currently the Chief Financial Officer of First Southwest Holdings, Inc., the parent of the Representative of the Underwriters. From 1995 to 1997, he was Chief Financial Officer of the corporate services division of Fidelity Investments. From 1985 to 1995, he was Senior Vice President and Controller of Rauscher Pierce Refsnes, Inc. He is a certified public accountant with a bachelor of business administration degree from Texas Tech University.

  Gayle C. Tinsley will become a director following the Offering. He has served as a consultant to small businesses since 1988 in the areas of business and marketing plan development and capital funding. Prior to 1988, he was Vice President of Sales, Marketing and Technical Services of VMX Corporation, and is a former President and Chief Executive Officer of Docutel/Olivetti Corporation. Mr. Tinsley has held management positions with Xerox Corporation, Recognition Equipment, Inc. and IBM Corporation. He is a graduate of East Texas State University with a bachelor of science degree.

  Christine E. Miller has served as Vice President of Administration of the Company since February 1992 and has been employed by the Company since its inception.

  Robert W. Hendren began serving as Chief Financial Officer in January 1998. Prior to that he served from June 1997 to December 1997 as Chief Financial Officer of United Benefit Managed Care Corp. and from September 1985 to June 1997 as Chief Financial Officer of National Health Corporation. Mr. Hendren is a certified public accountant, a Fellow of the Life Management Institute and holds a bachelor of business administration degree from Oklahoma State University.

  Howard M. Stein has served as Controller of the Company since February 1995 and was Chief Financial Officer until January 1998. Prior to joining the Company, from 1987 until 1992 he was a Controller for First Gibraltar Bank and from 1992 to 1994 he was Controller and Chief Financial Officer of FTS Life Insurance Agency, Inc. He is a certified public accountant in the State of Texas and holds a bachelor of business administration degree from the University of Texas.

  G.A. (Chip) Brunott, Jr. has served as President of Rushmore Agency since January 1996 and as director of marketing from 1993 to 1996. He has a background in retail sales, small business management and church and ministry organization. He holds a bachelor of arts degree from Washington University and a master of theology degree from Dallas Theological Seminary.

  Thomas G. Coleman, Jr. has served as Vice President of Rushmore Securities in charge of its discount brokerage division since February 1994. From 1988 to 1994 he was a registered representative with Ellsworth Investments, Inc. Mr. Coleman is a certified public accountant and holds a bachelor of business administration degree from Southern Methodist University.

  Benjamin H. Dean has served as director of RushMAP since July 1996. From November 1992 until May 1996, he was manager of advisory services for 1st Global Capital Corp. Mr. Dean is a certified financial planner. Mr. Dean holds a bachelor of business administration degree from the University of North Texas.

  Richard C. Lee has served as director of Rushmore Agency's Career Partners Division since April 1997. Prior to that, he served as President of ASA Promotions from 1989 to 1996, a specialty advertising and promotions firm for the telecommunications industry.

COMMITTEES OF DIRECTORS

  Following the completion of the Offering, the Board of Directors will have the following committees:

         COMMITTEE                             MEMBERS
         ---------                             -------
         Executive................... D. M. Moore, Jr.--Chairman
                                      Jim W. Clark
                                      F. E. Mowery
         Audit....................... James Fehleison--Chairman
                                      Gayle C. Tinsley
         Compensation................ Gayle C. Tinsley--Chairman
                                      James Fehleison

  The Executive Committee conducts the normal business operations of the Company except for certain matters reserved to the Board of Directors. The Audit Committee recommends an independent auditor for the Company, consults with such independent auditor and reviews the Company's financial statements. The Compensation Committee recommends to the Board of Directors the compensation of officers and key employees for the Company and the granting of stock options. Messrs. Fehleison and Tinsley are considered to be independent directors for these and other purposes.

COMPENSATION OF DIRECTORS

  The Company pays each non-employee director a fee of $2,500 per year, plus a meeting fee of $250 for each Board meeting attended, and automatically grants to each director non-qualified stock options for 2,500 shares of Common Stock per year.

EXECUTIVE COMPENSATION

  The following summary compensation table sets forth the total annual compensation paid or accrued by the Company to or for the account of the Chief Executive Officer and each other executive officer of the Company whose total cash compensation for the fiscal year ended December 31, 1996 exceeded $100,000:

                          SUMMARY COMPENSATION TABLE

                                                                           SECURITIES
                             SALARY  BONUS  OTHER           LONG TERM      UNDERLYING
NAME AND PRINCIPAL POSITION    ($)    ($)    ($)       COMPENSATION AWARDS OPTIONS (#)
---------------------------  ------- ----- --------    ------------------- -----------
D. M. Moore, Jr.........     $60,000  --   $114,124(1)         --            23,823

--------

(1) Constitutes commissions paid for sales of securities and insurance.

  The Company has hired Robert W. Hendren to be the Company's Chief Financial Officer beginning in February 1998, at an annual salary of $108,000, and has granted him 10,000 shares of Common Stock at par value and options to purchase 15,000 shares of Common Stock at the price per share in the Offering. The shares and options will vest in installments over five years.

1997 STOCK OPTION PLAN

  The Rushmore Financial Group, Inc. 1997 Stock Option Plan (the "1997 Option Plan") provides for the grant to eligible employees and directors of options for the purchase of Common Stock. The 1997 Option Plan covers, in the aggregate, a maximum of 500,000 shares of Common Stock and provides for the granting of both incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986) and nonqualified stock options (options which do not meet the requirements of Section 422). Under the 1997 Option Plan, the exercise price may not be less than the fair market value of the Common Stock on the date of the grant of the option. As of September 30, 1997, options for 37,000 shares had been granted under the 1997 Option Plan at an exercise price of $1.92 per share, including options for 1,250 shares granted to D. M. Moore, Jr.

  The Board of Directors administers and interprets the 1997 Option Plan and is authorized to grant options thereunder to all eligible employees of the Company, including officers. The Board of Directors designates the optionees, the number of shares subject to the options and the terms and conditions of each option. Options under the 1997 Option Plan generally vest over a five year period. Certain changes in control of the Company will cause the options to vest immediately. Each option granted under the 1997 Option Plan must be exercised, if at all, during a period established in the grant which may not exceed 10 years from the later of the date of grant or the date first exercisable. An optionee may not transfer or assign any option granted and may not exercise any options after a specified period subsequent to the termination of the optionee's employment with the Company.

1993 OPTION PLAN

  The Rushmore Incentive Stock Option Plan (the "1993 Option Plan") provided for the grant of options to eligible employees, agents and directors to purchase Common Stock. The 1993 Option Plan provided for the grant of both incentive stock options and non-qualified stock options at exercise prices equal to the fair market value of the Common Stock on the date of grant as determined by the Board of Directors.

  A total of 250,000 shares of Common Stock were reserved for issuance under the 1993 Option Plan, and Options for 250,000 shares were granted between 1993 and 1997 at prices ranging from $0.20 to $1.50 per share. Of the options granted, 123,426 shares have been exercised, and 126,574 shares remain outstanding and expire between March 1998 and April 2002.

  Of the options granted under the 1993 Option Plan, options for 130,833 shares were granted to D. M. Moore, Jr. at exercise prices ranging from $0.20 to $1.50 per share. Mr. Moore holds unexercised options under both plans for a total of 23,823 shares at an aggregate exercise price of $14,498, and the value of his in-the-money options is $116,556, based on an assumed Offering price of $5.50.

STOCK PURCHASE PLAN

  The Company has offered shares of Common Stock in private placements each year since 1992 to its employees, agents and representatives at a price based on the net asset value of the shares. The amount offered to each has varied based upon the productivity of the offeree as determined by the Company. A total of 1,602,093 shares have been issued to 545 purchasers under such arrangement. The Company has discontinued this plan and will use stock options to incent its employees and agents.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

  The Company's Articles of Incorporation limit the liability of directors of the Company to the Company or its shareholders to the fullest extent permitted by Texas Business Corporation Act (the "TBCA").

  The Company's Bylaws provide that the Company shall indemnify each of its directors and officers to the maximum extent allowed by the TBCA. The TBCA permits such indemnification, so long as such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Such indemnification may be made only upon a determination by the Board of Directors that such indemnification is proper in the circumstances because the person to be indemnified has met the applicable standard of conduct to permit indemnification under the law. The Company is also permitted to advance to such persons payment for their expenses incurred in defending a proceeding to which indemnification might apply, provided the recipient provides an undertaking agreeing to repay all such advanced amounts if it is ultimately determined that he is not entitled to be indemnified.

  The Company has entered into Indemnification Agreements with each officer and director in which the Company agrees to indemnify such persons to the fullest extent allowed by the TBCA and defines the procedures for paying indemnity costs and expenses, including advance payments thereof.

  As of the date hereof, there is no pending litigation or proceeding involving a director, officer, employee or agent of the Company where indemnification will be required or permitted, and the Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

  Insofar as indemnification for liabilities arising from the Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

EMPLOYMENT AGREEMENTS

  The Company has entered into employment agreements with each of Messrs. Moore and Clark, which provide for an annual salary of $138,000 and $96,000, respectively, which may be adjusted upwards annually. Both employment agreements provide for three year terms. Mr. Moore's agreement renews monthly, and Mr. Clark's renews annually. In addition, each of Messrs. Moore and Clark are entitled to additional compensation from commissions and overrides for accounts serviced by the employee as a broker, and an override commission on commissions earned by persons introduced by the employee to the Company and its subsidiaries (such annual salary and additional compensation are referred to as the "Combined Compensation").

  Each employment agreement also provides that if the employee dies, his estate shall be entitled to receive three years' Combined Compensation either in 36 monthly installments or in cash. In addition, in the event that employee's employment is terminated by the Company except for cause, death or disability, the employee shall be entitled to receive three years' annual salary, plus any additional compensation due to such employee in 36 monthly installments.

                             CERTAIN TRANSACTIONS

  The Company believes that all of the transactions set forth below, which were approved by the full Board of Directors of the Company, which included independent directors, were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal shareholders and affiliates, will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors who will have access at the Company's expense to the Company's or independent legal counsel, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

  D. M. Moore, Jr., the Company's President and Chief Executive Officer, owns 100% of Rushmore Agency, due to provisions of the Texas Insurance Code that prohibit ownership of life insurance agencies by corporations. Pursuant to an Overhead Services Agreement between Mr. Moore and the Company, all activities of the agency are administered by Rushmore, and all revenues and expenses of the agency are passed through to the Company. Mr. Moore has also granted the Company an irrevocable option for the Company to appoint any other qualified person to acquire the capital stock of Rushmore Agency on its behalf.

  Mr. Moore is also the 100% owner of a company known as Rushmore Realty Advisors, Inc., which is a licensed real estate agent in Texas ("Rushmore Realty"). Rushmore Realty acted as the real estate agent for Rushmore in negotiating two new office leases during 1997, and received commissions of $27,693 that were paid by the landlord and sublessor.

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the date of this Prospectus (including exercisable options) and as adjusted to reflect the sale of Common Stock being offered by the Company hereby, for (1) each person known by the Company to own beneficially 5% or more of the Common Stock, (2) each director and executive officer of the Company and (3) all directors and executive officers of the Company as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder identified in the table possesses sole voting and investment power with respect to its or his shares. The addresses of all such persons are in care of the Company.

                                             BENEFICIAL OWNERSHIP
                                               OF COMMON STOCK
                         ------------------------------------------------------------
                                   PERCENTAGE PRIOR PERCENTAGE AFTER PERCENTAGE AFTER
    NAME                  SHARES     TO OFFERING    MINIMUM OFFERING MAXIMUM OFFERING
    ----                 --------- ---------------- ---------------- ----------------
D. M. Moore, Jr.(1).....   535,295       25.1             18.6             15.8
Mark S. Adler(2)........   188,941        8.9              6.6              5.6
H. Gary Curry(2)........   108,557        5.1              3.8              3.1
Jim W. Clark(4).........    86,241        4.1              3.0              2.6
F. E. Mowery(3).........    32,057        1.5              1.1              1.0
Timothy J. Gardiner.....    26,041        1.2              *                *
Harlan T. Cardwell,
 III....................    11,250        *                *                *
James Fehleison.........     5,000        *                *                *
Gayle C. Tinsley........    12,000        *                *                *
All executive officers
 and directors and
 prospective directors
 as a group
 (9 persons)............ 1,005,382       47.7             35.2             30.0

--------
 *  Less than 1%
(1) Includes options to purchase 23,823 shares of Common Stock and 7,629 shares held of record by Mr. Moore's spouse.
(2) Includes options to purchase 1,500 shares of Common Stock.
(3) Includes options to purchase 2,334 shares of Common Stock.
(4) Includes options to purchase 35,833 shares of Common Stock.

  All of the foregoing and 24 other shareholders holding a total of 1,505,502 shares have agreed with the Representative that they will not offer their shares for sale without the Representative's consent for a period of 180 days following the completion of the Offering. All of the foregoing persons and certain other persons have agreed pursuant to State Blue Sky requirements to subject certain of their shares to a lock-in agreement until the Company meets certain earnings or other requirements.

                           DESCRIPTION OF SECURITIES

  The following summary of the Company's capital stock is qualified in its entirety by reference to the Company's Articles of Incorporation and its Bylaws, each of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

COMMON STOCK

  Rushmore has authorized 10,000,000 shares of Common Stock, par value $0.01 per share, of which a maximum of 3,356,664 shares will be outstanding immediately following this Offering. Holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. All shares of Common Stock have equal voting rights on the basis of one vote per share on all matters to be voted upon by shareholders. Cumulative voting for the election of directors is not permitted, so that the holders of a majority of shares outstanding have the power to elect the entire Board of Directors. Shares of Rushmore Common Stock have no preemptive, conversion, sinking fund or redemption provisions and are not liable for assessment. Each share of Rushmore Common Stock is entitled to share proportionately in any assets available for distribution upon liquidation of Rushmore.

  The Transfer Agent and Registrar for the Company's Common Stock is UMB Bank, N.A.

PREFERRED STOCK

  Rushmore has authorized 100,000 shares of preferred stock, par value $10.00 per share, of which two series totaling 18,092 shares will be outstanding immediately following this Offering with a combined liquidation value of $180,920. The Preferred Stock may be issued in series or classes as determined by the Board of Directors from time to time without shareholder approval, although the Directors do not anticipate any additional issuances of preferred stock. The Board of Directors has designated an authorized class of 25,000 preferred shares, called 9% Cumulative Preferred Stock, which was sold at a price of $10.00 per share and an authorized class of 10,000 preferred shares, called Series A Cumulative Preferred Stock, which was sold at a price of $10.00 per share. Both classes of Preferred Stock have the following rights and preferences:

  Dividends. The Company pays a 9% quarterly dividend on its par value ($0.225 per share per quarter) each January 15, April 15, July 15, and October 15 of each year. Dividends will be paid if funds are lawfully available, and, if not, will be cumulated and paid on the next dividend date when funds are available, plus interest at the 9% dividend rate. No dividends will be payable on Common Stock if any payment of a preferred stock dividend has been missed.

  Voting. Shares of Preferred Stock carry no voting rights.

  Liquidation Preference. Holders of Preferred stock are entitled to receive a payment in the amount of $10.00 per share plus any cumulated but unpaid dividends in the event Rushmore is liquidated, before any payment is made by Rushmore to the holders of Rushmore Common Stock with respect to their shares.

  Redemption. Rushmore may call the Preferred Stock for redemption any time after April 1, 1992 at a redemption price of $10.00 per share.

  Conversion. Shares of 9% Cumulative Preferred Stock are not convertible into any other security of the Company.

  Additional Issuances. No further issuances of Preferred Stock of the existing or any new series will be made without the approval of the Audit Committee of the Board of Directors, which is comprised of independent directors. No issuances of any Preferred Stock will be issued to any officer, director or holder of more than 5% of the outstanding Common Stock on any terms different from issuances to other nonaffiliated purchasers.

POSSIBLE ANTI-TAKEOVER PROVISIONS

  Special Meetings of Shareholders; Director Nominees. The Company's bylaws and Articles provide that special meetings of shareholders may be called by shareholders only if the holders of at least 66 2/3% of the Common Stock join in such action. The bylaws and Articles also provide that shareholders desiring to nominate a person for election to the Board of Directors must submit their nominations to the Company at least 60 days in advance of the date on which the last annual shareholders' meeting was held, and provide that the number of directors to be elected (within the minimum-maximum range of 3 to 21 set forth in the Articles and bylaws) shall be determined by the Board of Directors or by the holders of at least 66 2/3% of the Common Stock. While these provisions of the Articles and bylaws have been established to provide a more cost-efficient method of calling special meetings of shareholders and a more orderly and complete presentation and consideration of shareholder nominations, they could have the effect of discouraging certain shareholder actions or opposition to candidates selected by the Board of Directors and provide incumbent management a greater opportunity to oppose shareholder nominees or hostile actions by shareholders. The affirmative vote of holders of at least 66 2/3% of the Common Stock is necessary to amend, alter or adopt any provision inconsistent with or repeal any of these provisions.

  Removal of Directors. The Articles of the Company provide that directors may be removed from office only for "cause" by the affirmative vote of holders of at least 66 2/3% of the Common Stock. "Cause" means proof beyond the existence of a reasonable doubt that a director has been convicted of a felony, committed gross negligence or willful misconduct resulting in a material detriment to the Company, or committed a material breach of such director's fiduciary duty to the Company resulting in a material detriment to the Company. The inability to remove directors except for "cause" could provide incumbent management with a greater opportunity to oppose hostile actions by shareholders. The affirmative vote of holders of at least 66 2/3% of the Common Stock is necessary to amend, alter or adopt any provision inconsistent with or repeal this provision.

  Classification of Directors. The Articles and bylaws divide the Board of directors into three classes, equal or approximately equal in number, serving staggered three year terms. The Board of Directors is presently comprised of seven members (until subsequently changed by the Board of Directors or shareholders in accordance with the procedures described above), with classes having three members each. Two additional directors will take office following the Offering. At each annual meeting of shareholders, directors in the class whose terms are expiring shall be elected for three-year terms to succeed those whose terms expired. The affirmative vote of holders of at least 66 2/3% of the Common Stock is necessary to amend, alter or adopt any provision inconsistent with or repeal this provision.

  The provisions regarding classification of directors were established to provide orderly transition and continuity in the membership of the Board of Directors. Such procedures could, however, have the effect of providing incumbent management a greater opportunity to oppose hostile actions by shareholders. Moreover, it requires two annual meetings of shareholders to consider and vote upon reelection or removal of a majority of the members of the Board, rather than at each annual meeting of shareholders. Also, the Company's bylaws provide that directors chosen to fill any vacancy (whether by increase in the number of directors or as a result of resignation, removal or other events) will serve until the next annual meeting at which their Class is up for reelection, rather than the next annual meeting at which any Class is elected.

                        SHARES ELIGIBLE FOR FUTURE SALE

  Upon completion of the Offering, the Company will have outstanding a maximum of 3,356,664 shares of Common Stock. In addition, the Company has reserved 163,574 shares for issuance upon exercise of options granted under the Company's Stock Option Plans, of which 156,074 are immediately exercisable. Of the 3,356,664 shares to be outstanding after the Offering, the 1,250,000 shares sold to the public hereby will be freely tradeable without restrictions or registration under the Act, except that any shares purchased by "affiliates" of the Company, as that term is defined in Rule 144 ("Rule 144") under the Act ("Affiliates"), may generally be sold only within the limitations of Rule 144 described below. The remaining 2,106,664 shares were issued and sold by the Company in private transactions in reliance upon exemptions from registration under the Act and are, therefore deemed "restricted securities" under Rule 144, which may not be sold publicly unless the shares are registered under the Act or are sold pursuant to an exemption from registration under Rule 144. Under Rule 144, such restricted securities issued pursuant to Rule 701 under the Act will become eligible for resale 90 days after the date the Company becomes subject to the reporting requirements of the Exchange Act, although 1,505,502 of such shares are subject to the contractual resale restrictions described below. Sales of the restricted securities in the open market, or the availability of such shares for sale, could adversely affect the trading price of the Common Stock.

  The Company, the Company's executive officers and directors, and certain shareholders of the Company that own in the aggregate 75.2% of the Common Stock outstanding prior to the Offering have agreed not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities exercisable for or convertible into Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of the Representative.

  In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned Restricted Shares for at least one year following the later of the date of the acquisition of such shares from the issuer or an affiliate of the issuer would be entitled to sell within any three-month period a number of shares that does not exceed the greater of: (i) 1% of the number of shares of Common Stock then outstanding (approximately 34,387 shares immediately after this Offering) or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and the availability of current public information about the Company. Rule 144 generally becomes available 90 days after the issuer has been subject to the information reporting requirements of the Exchange Act. Under Rule 144(k), a person who is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years following the later of the date of the acquisition of such shares from the issuer or an affiliate of the issuer, is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

  The Company intends to file registration statements on Form S-8 under the Securities Act covering the offering and sale of the 750,000 shares of Common Stock reserved for issuance under the Stock Option Plans. Accordingly, shares of Common Stock issued upon exercise of options granted under the Stock Option Plan will be available for sale in the open market, unless such shares are subject to certain lock-up agreements. See "Underwriting."

                                 UNDERWRITING

  Subject to the terms and conditions of an Underwriting Agreement, the Company has retained the services of First Southwest Company and Rushmore Securities Corporation, a wholly owned subsidiary of the Company (together the "Underwriters"), to offer and sell the Common Stock offered hereby on a "best efforts" basis at the public offering price of $5.50 per share which is contingent upon the sale of 750,000 shares of the Company's Common Stock.

  The offering period will extend for a period of 45 days from the date of this Prospectus, unless the Underwriters and the Company agree to extend the offering period for an additional period of 15 days (such periods are collectively referred to as, "the Selling Period"). All proceeds from the sale of the shares of Common Stock will be transmitted promptly to an escrow account at Bank One Investment Management & Trust Group. In the event that 750,000 shares of Common Stock are not sold within the time provided herein, all funds will be promptly returned to subscribers with any interest earned thereon and without any deduction for commissions or expenses. The purchasers will not receive stock certificates until the termination of the Offering. No affiliate or member of management will purchase any shares of Common Stock in the Offering in order to enable the Company to achieve the minimum Offering. During the Selling Period, subscribers will have no right to demand the return of their subscriptions. On behalf of the Company, the Underwriters propose to offer the Common Stock, in part, directly to retail purchasers at the initial public offering price set forth of the cover page of this Prospectus and in part to certain dealers who are members of the National Association of Securities Dealers, Inc. at such price, less a concession not in excess of $ per share. The Underwriters may allow, and such dealers may reallow, a
concession not exceeding $   per share to other dealers. The Representative of
the Underwriters has advised the Company that the Underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

  Contingent upon the sale of 750,000 shares of the Company's Common Stock, the Company will pay the Underwriters a commission of eight percent of the public offering price.

  Upon completion of this Offering, the Company will issue to the Representative, for nominal consideration, warrants to purchase 50,000 shares of Common Stock (the "Warrants"). The Warrants will become exercisable one year after completion of this Offering, at an exercise price per share of 110% of the initial price to public set forth on the cover page of this Prospectus and will expire five years from the effective date of this Prospectus. The Warrants contain provisions providing for adjustment of the exercise price and the number and type of securities issuable upon exercise upon the occurrence of any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transaction. The Warrants grant to the holder thereof certain registration rights for the securities issuable upon exercise thereof.

  The Company will pay the Representative a non-accountable expense allowance of $75,000. The Representative's expenses in excess of the non-accountable expense allowance, including its legal expenses, will be borne by the Representative.

  Rushmore Securities Corporation is a wholly-owned subsidiary of the Company, and D. M. Moore, Jr. is a member of the Board of Directors of both Rushmore Securities Corporation and the Company. Rushmore Securities Corporation will not participate in determining the initial public offering price for the Common Stock. Accordingly, this Offering is being made in compliance with the requirements of Rule 2720(c) of the Conduct Rules of the NASD. This rule provides generally that if more than 10% of the net proceeds from the sale of stock, not including underwriting compensation, is paid to the underwriters of such stock or their affiliates, the initial public offering price of the stock may not be higher than that recommended by a "qualified independent underwriter" meeting certain standards. First Southwest Company is assuming the responsibilities of acting as the qualified independent underwriter in pricing this Offering and conducting due diligence. The initial public offering price of the shares offered hereby is no higher than the price recommended by First Southwest Company. Mr. James Fehleison, Chief Financial Officer of First Southwest Holdings, Inc., the parent corporation of the Representative, will join the Board of Directors of the Company upon completion of the offering.

  Until the distribution of Common Stock in this Offering is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Stock. As an exception to these rules, the Representative is permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock. If the Underwriters create a short position in the Common Stock in connection with this Offering, i.e., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus, the Representative may reduce the short position by purchasing Common Stock in the open market. The Representative may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Representative purchases shares of Common Stock in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Stock, it may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of this offering. In general, purchases of a security for the purposes of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discouraged resales of any security. Neither the Company nor the Representative makes any representation or predictions as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor the Underwriters make any representation that the Representative will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  Prior to this Offering, there has been no public market for the Common Stock of the Company. Consequently, the initial public offering price for the Common Stock will be determined by negotiation between the Company and the Representative. Among the factors to be considered in such negotiations will be prevailing market conditions, the results of operations of the Company in recent periods, the market capitalizations and stages of development of other companies which the Company and the Representative believe to be comparable to the Company, estimates of the business potential of the Company, the present state of the Company's development and other factors deemed relevant. There can be no assurance, however, that the prices at which the Common Stock will trade in the public market following this Offering will not be lower than the initial offering price.

  The Company and all of its current officers and directors and certain of its shareholders have agreed not to offer, sell or otherwise dispose of any shares of Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of First Southwest Company.

  The Company has agreed to indemnify the Underwriters against, and to contribute to losses arising out of, certain civil liabilities and claims of civil liabilities, including liabilities and claims of civil liabilities under the Securities Act.

                                 LEGAL MATTERS

  Legal matters in connection with the Common Stock being offered hereby will be passed upon for the Company by Glast, Phillips & Murray, a professional corporation, Dallas, Texas. Certain legal matters will be passed upon for the Underwriters by Thompson & Knight, P.C., Dallas, Texas.

                                    EXPERTS

  The financial statements of the Company as of December 31, 1996, and for each of the two years in the period ended December 31, 1996, included in this Prospectus have been audited by Cheshier & Fuller, L.L.P., independent accountants, as set forth in their report therein included, and have been so included in reliance upon such report being given upon their authority as experts in accounting and auditing.

  The financial statements of First Financial Life Companies, Inc. as of December 31, 1996 and for each of the two years in the period ended December 31, 1996, included in the Prospectus have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report therein included, and have been so included in reliance upon such report being given upon the authority as experts in accounting and auditing.

                             AVAILABLE INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2, together with all amendments, schedules and exhibits thereto, pursuant to the Securities Act with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and the Exhibits thereto. The statements contained in this Prospectus as to the contents of any contract or other document identified as exhibits in this Prospectus are not necessarily complete, and in each instance, reference is made to a copy of such contract or document filed as an exhibit to the Registration Statement, each statement being qualified in any and all respects by such reference. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and exhibits which may be inspected without charge at the Commission's principal office at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549.

  Upon consummation of this Offering, the Company will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549 and at its New York Regional Office, Room 1300, 7 World Trade Center, New York, NY 10048 and at its Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511. Copies of such material may also be obtained from the Public Reference Section of the Commission at prescribed rates. The Company's Registration Statement on Form SB-2 as well as any reports to be filed under the Exchange Act can also be obtained electronically after the Company has filed such documents with the Commission through a variety of databases, including among others, the Commission's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") program, Knight-Ridder Information, Inc., Federal Filings/Dow Jones and Lexis/Nexis. Additionally, the Commission maintains a Website (at http://www.sec.gov) that contains such information regarding the Company.

  The Company intends to furnish its shareholders with annual reports containing audited financial statements and such other reports as the Company deems appropriate or as may be required by law.

  Requests for information may be directed to Jim W. Clark, Secretary, c/o Rushmore Financial Group, Inc., 13355 Noel Road, Suite 650, Dallas, Texas 75240, telephone number (972) 450-6000.

                         INDEX TO FINANCIAL STATEMENTS

RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES
  Independent Auditor's Report............................................  F-2
  Balance Sheets as of December 31, 1996 and September 30,1997
   (unaudited)............................................................  F-4
  Statements of Income for the two years ended December 31, 1996 and the nine months ended September 30, 1997 (unaudited).......................  F-5
  Statements of Change in Shareholders' Equity for the two years ended
   December 31, 1996 and the nine months ended September 30, 1997
   (unaudited)............................................................  F-6
  Statement of Cash Flows for the two years ended December 31, 1996 and nine months ended September 30, 1997 (unaudited).......................  F-8
  Notes to Financial Statements...........................................  F-9
FIRST FINANCIAL LIFE COMPANIES, INC.
  Independent Auditor's Report............................................ F-18
  Consolidated Balance Sheet as of December 31, 1996...................... F-19
  Consolidated Statement of Operations for the two years ended December
   31, 1996............................................................... F-20
  Consolidated Statement of Stockholders' Equity for the two years ended
   December 31, 1996...................................................... F-21
  Consolidated Statement of Cash Flows for the two years ended December
   31, 1996............................................................... F-22
  Notes to Consolidated Financial Statements.............................. F-23
RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES PRO FORMA FINANCIAL DATA
  Statement of Financial Condition as of September 30, 1997 (unaudited)... F-28
  Statement of Operations for the nine months ended September 30, 1997
   (unaudited)............................................................ F-29
  Statement of Shareholders' Equity for the nine months ended September
   30, 1997 (unaudited)................................................... F-30
  Statement of Cash Flows for the nine months ended September 30, 1997
   (unaudited)............................................................ F-31
  Pro Forma Consolidated Balance Sheet.................................... F-32
  Pro Forma Consolidated Statements of Operations......................... F-34
  Notes to Pro Forma Consolidated Financial Statements.................... F-36

                         INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Shareholders of Rushmore Financial Group, Inc. and Subsidiaries
  We have audited the accompanying consolidated balance sheet of Rushmore Financial Group, Inc. and Subsidiaries (formerly Rushmore Capital Corporation) as of December 31, 1996, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years ended December 31, 1996 and 1995. These consolidated financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Rushmore Financial Group, Inc. and Subsidiaries as of December 31, 1996, and the results of their operations and their cash flows for the years ended December 31, 1996 and 1995.

                                          Cheshier & Fuller, L.L.P.
Dallas, Texas
October 10, 1997
(November 12, 1997 as to Note 12)

To the Board of Directors and Shareholder of Rushmore Financial Group, Inc. and Subsidiaries
  We have reviewed the accompanying balance sheet of Rushmore Financial Group, Inc. as of September 30, 1997 and the related statements of income and changes in shareholder's equity and cash flows for the nine months ended September 30, 1996 and 1997, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Rushmore Financial Group, Inc.
  A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.
  Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

                                          Cheshier & Fuller, L.L.P.
Dallas, Texas
November 25, 1997

                 RUSHMORE FINANCIAL GROUP INC. AND SUBSIDIARIES

                                 BALANCE SHEETS

                                                     DECEMBER 31, SEPTEMBER 30,
                                                         1996         1997
                                                     ------------ -------------
                                                                   (UNAUDITED)
                       ASSETS
Investments
  Cash and short-term investments...................  $ 117,738    $ 1,426,363
  Amounts on deposit with reinsurer.................                28,894,316
                                                      ---------    -----------
      Total investments.............................    117,738     30,320,679
Deferred policy acquisition costs...................                 4,281,359
Notes, accounts receivable and uncollected
 premiums...........................................     27,459        219,554
Receivable from brokers and dealers.................     27,255
Prepaid expenses and advances.......................     17,019        119,126
Equity investment in subsidiary.....................    275,346
Equipment, net of accumulated depreciation..........     67,894        108,463
Goodwill............................................                   487,387
Other assets and intangibles........................     10,375         49,272
Net deferred federal income taxes...................                    95,226
                                                      ---------    -----------
      Total assets..................................  $ 543,086    $35,681,066
                                                      =========    ===========
        LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
  Future policy benefits............................  $            $    88,016
  Universal life contract liabilities...............                33,258,288
  Claims payable....................................                   217,537
  Notes payable.....................................     24,024         48,021
  Due to affiliated companies.......................     15,220
  Current federal income taxes......................                    36,260
  Other liabilities.................................    152,905        628,232
                                                      ---------    -----------
      Total liabilities.............................    192,149     34,276,354
                                                      ---------    -----------
Shareholders' Equity
  Preferred stock--9% cumulative preferred stock,
   $10 par value, 4,300 shares issued and
   outstanding in 1996 and 1997.....................     43,000         43,000
  Preferred stock--Series A cumulative preferred
   stock, $10 par value, 13,792 shares issued and
   outstanding in 1996 and 1997.....................    137,920        137,920
  Common stock--$0.01 par value, 10,000,000 shares
   authorized, 1,419,293 shares issued and
   outstanding at December 31, 1996; 10,000,000
   shares authorized and 2,005,488 issued and
   outstanding at September 30, 1997................     14,193         20,055
  Common stock subscribed, 17,593 shares at $01.50
   per share at December 31, 1996; 22,657 shares at
   $1.92 per share at September 30, 1997............        176            227
  Additional paid in capital........................    826,547      1,938,434
  Retained earnings (deficit).......................   (531,246)      (562,579)
  Shareholder/affiliate loans
    Common stock subscriptions receivable...........    (26,389)
    Shareholder loans...............................    (98,506)      (134,575)
    Receivable from affiliates......................    (14,758)       (37,770)
                                                      ---------    -----------
      Total shareholders' equity....................    350,937      1,404,712
                                                      ---------    -----------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY....  $ 543,086    $35,681,066
                                                      =========    ===========

   The accompanying notes are an integral part of these financial statements.

                RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES

                              STATEMENTS OF INCOME

                                                              FOR THE NINE
                                  FOR THE YEARS ENDED         MONTHS ENDED
                                     DECEMBER 31,             SEPTEMBER 30,
                                 ----------------------  ------------------------
                                    1995        1996        1996         1997
                                 ----------  ----------  -----------  -----------
                                                         (UNAUDITED)  (UNAUDITED)
Revenue
  Revenue from Insurance
   Services
    Insurance policy income....                                        2,092,002
    Net investment income......                                        1,050,052
    Agent management fee.......     151,565     346,968     285,897       73,552
  Revenue from Investment
   Services
    Commissions and fees.......     856,996   1,493,908     985,985    1,620,543
    Asset management...........                  28,705      13,376      103,292
  Other........................      11,101      15,911      11,307       41,543
                                 ----------  ----------  ----------   ----------
      Total revenues...........   1,019,662   1,885,492   1,296,565    4,980,984
                                 ----------  ----------  ----------   ----------
Expenses
  Insurance Services Expenses
    Other insurance services
     expenses..................                                          697,655
    Policyholder benefits......                                        1,128,230
    Amortization of deferred
     policy acquisition costs..                                        1,041,328
    Equity in subsidiary loss..      33,184      12,893      32,258
  Investment services expenses
    Commission expense.........     713,308   1,241,476     847,816    1,425,141
    Other investment services
     expenses..................      74,058      83,803      17,039       60,127
  General and administrative...     430,551     663,172     511,856      629,514
                                 ----------  ----------  ----------   ----------
      Total expenses...........   1,251,101   2,001,344   1,408,969    4,981,995
                                 ----------  ----------  ----------   ----------
Operating income (loss)........    (231,439)   (115,852)   (112,404)      (1,011)
  Interest expense.............       2,989       4,535       3,521        4,163
                                 ----------  ----------  ----------   ----------
Income (loss) from continuing
 operations....................    (234,428)   (120,387)   (115,925)      (5,174)
  Discontinued operations
   (net).......................      24,207     (50,504)    (33,437)     (25,992)
                                 ----------  ----------  ----------   ----------
Income before income taxes.....    (210,221)   (170,891)   (149,362)     (31,166)
  Provision for income taxes...                                              167
                                 ----------  ----------  ----------   ----------
Net income (loss)..............  $ (210,221) $ (170,891) $ (149,362)  $  (31,333)
                                 ==========  ==========  ==========   ==========
Net income (loss) applicable to
 common shareholders (Note 8)..  $ (216,065) $ (180,778) $ (155,178)  $  (43,545)
                                 ==========  ==========  ==========   ==========
Net income (loss) per share of
 common stock after dividends
 on Preferred Stock (Note 8)...        (.18)       (.13)       (.11)        (.03)
                                 ==========  ==========  ==========   ==========
Weighted average common shares
 outstanding...................   1,198,256   1,376,777   1,365,938    1,737,588
                                 ==========  ==========  ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES

                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                              COMMON   ADDITIONAL RETAINED   SHAREHOLDER/
                          PREFERRED COMMON    STOCK     PAID IN   EARNINGS    AFFILIATE
                            STOCK    STOCK  SUBSCRIBED  CAPITAL   (DEFICIT)     LOANS       TOTAL
                          --------- ------- ---------- ---------- ---------  ------------ ---------
Balance, December 31,
 1994...................  $ 62,740  $10,372    $-0-     $468,631  $(150,134)  $  (9,671)  $ 381,938
Preferred stock issued,
 318 shares.............     3,180                                                            3,180
Common stock issued,
 287,300 shares.........              2,873              253,159                            256,032
Preferred stock
 dividends paid.........                                  (5,844)                            (5,844)
Common stock dividends
 paid...................                                 (40,958)                           (40,958)
Loan and advances to
 officers/shareholders..                                                        (36,531)    (36,531)
Net loss................                                           (210,221)               (210,221)
                          --------  -------    ----     --------  ---------   ---------   ---------
Balance, December 31,
 1995...................    65,920   13,245              674,988   (360,355)    (46,202)    347,596
Preferred stock issued,
 11,500 shares..........   115,000                                                          115,000
Common stock issued,
 94,776 shares..........                948              135,232                            136,180
Common stock subscribed,
 17,593 shares..........                        176       26,214                             26,390
Preferred stock
 dividends paid.........                                  (9,887)                            (9,887)
Stock subscriptions
 receivable.............                                                        (26,389)    (26,389)
Loans and advances to
 officers/shareholders..                                                        (52,304)    (52,304)
Receivable from
 affiliates.............                                                        (14,758)    (14,758)
Net (loss)..............                                           (170,891)               (170,891)
                          --------  -------    ----     --------  ---------   ---------   ---------
Balance, December 31,
 1996...................  $180,920  $14,193    $176     $826,547  $(531,246)  $(139,653)  $ 350,937
                          ========  =======    ====     ========  =========   =========   =========


   The accompanying notes are an integral part of these financial statements.

                RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES

                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997
                                  (UNAUDITED)

                                              COMMON   ADDITIONAL  RETAINED   SHAREHOLDER/
                          PREFERRED COMMON    STOCK     PAID IN    EARNINGS    AFFILIATE
                            STOCK    STOCK  SUBSCRIBED  CAPITAL    (DEFICIT)     LOANS       TOTAL
                          --------- ------- ---------- ----------  ---------  ------------ ----------
Balance, December 31,
 1995...................  $ 65,920  $13,245   $        $  674,988  $(360,355)  $ (46,202)  $  347,596
Preferred stock issued,
 11,500 shares..........   115,000                                                            115,000
Common stock issued,
 79,266 shares..........                793                99,571                             100,364
Common stock subscribed,
 500 shares.............                          5           745                                 750
Preferred dividends
 paid...................                                   (5,816)                             (5,816)
Loans and advances......                                                         (14,785)     (14,785)
Receivable from
 affiliate..............                                                        (138,804)    (138,804)
Net income (loss).......                                            (149,362)                (149,362)
                          --------  -------   -----    ----------  ---------   ---------   ----------
Balance, September 30,
 1996...................  $180,920  $14,038   $   5    $  769,488  $(509,717)  $(199,791)  $  254,943
                          ========  =======   =====    ==========  =========   =========   ==========
Balance, December 31,
 1996...................  $180,920  $14,193   $ 176    $  826,547  $(531,246)  $(139,653)  $  350,937
Common stock issued,
 586,195 shares.........              5,862             1,107,038                           1,112,900
Common stock subscribed,
 22,657 shares..........                        227        43,275                              43,502
Reclass subscribed
 shares.................                       (176)      (26,214)                            (26,390)
Preferred dividends
 paid...................                                  (12,212)                            (12,212)
Subscriptions
 receivable.............                                                          26,389       26,389
Loans and advances......                                                         (36,069)     (36,069)
Receivable from
 affiliate..............                                                         (23,012)     (23,012)
Net income (loss).......                                             (31,333)                 (31,333)
                          --------  -------   -----    ----------  ---------   ---------   ----------
Balance, September 30,
 1997...................  $180,920  $20,055   $ 227    $1,938,434  $(562,579)  $(172,345)  $1,404,712
                          ========  =======   =====    ==========  =========   =========   ==========

   The accompanying notes are an integral part of these financial statements.

                RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES

                            STATEMENT OF CASH FLOWS

                              FOR THE YEARS ENDED   FOR THE NINE MONTHS ENDED
                                 DECEMBER 31,             SEPTEMBER 30,
                              --------------------  ---------------------------
                                1995       1996         1996          1997
                              ---------  ---------  ------------  -------------
                                                    (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM OPERATING
 ACTIVITIES
 Net (loss).................  $(210,221) $(170,891)  $  (149,362) $     (31,333)
 Adjustments to reconcile
  net (loss) to net cash
  provided (used) by
  operating activities:
  Depreciation and
   amortization.............     10,491     13,859        10,455         19,552
  Loss from equity
   investment...............     33,184     12,893        32,258
  Dividends from equity
   investment...............     29,982
  CHANGE IN ASSETS AND
   LIABILITIES NET OF
   EFFECTS FROM PURCHASE OF
   RUSHMORE LIFE:
   (Increase) decrease in
    assets:
    Deposits................       (311)   (10,332)       (9,695)       (21,815)
    Commissions and fees
     receivable.............     (1,738)   (28,262)
    Prepaid expenses........    (18,655)     9,730         6,776         (2,381)
    Other assets............        818     (2,890)      (40,657)      (257,675)
    Deferred policy
     acquisition costs......                                            776,335
    Deposits with
     reinsurer..............                                           (532,685)
    Uncollected premiums....                                            (99,575)
   Increase (decrease) in
    liabilities:
    Accounts payable........    (22,680)    23,481       109,062        138,776
    Accrued liabilities.....     23,502     72,854        27,568            880
    Future policy benefits..                                              3,928
    Universal Life
     liabilities............                                            118,607
    Claims payable..........                                              5,188
    Income tax liability....                                              3,453
    Deferred revenues.......     (4,600)                                 13,054
                              ---------  ---------   -----------  -------------
Net cash flows provided
 (used) by operating
 activities.................   (160,228)   (79,558)      (13,595)       134,309
                              ---------  ---------   -----------  -------------
CASH FLOWS FROM INVESTING
 ACTIVITIES
 Loans to officers and
  affiliate.................    (12,396)   (55,754)     (153,589)       (59,081)
 Purchase of equipment......    (20,302)   (26,749)      (25,438)       (50,373)
 Purchase of remaining
  interest in equity
  investment................                                           (119,353)
 Cash acquired in
  acquisition of Rushmore
  Life......................        --         --            --       1,329,149
 Increase in equity
  investment................    (44,050)
                              ---------  ---------   -----------  -------------
Net cash flows provided
 (used) by investing
 activities.................    (76,748)   (82,503)     (179,027)     1,100,342
                              ---------  ---------   -----------  -------------
CASH FLOWS FROM FINANCING
 ACTIVITIES
 Proceeds from sale of
  Common Stock..............    249,002    136,180       101,114         62,188
 Proceeds from sale of
  Preferred Stock...........      3,180    115,000       115,000
 Proceeds from sale of
  Treasury Stock............      7,031
 Preferred Stock dividends
  paid......................     (5,844)    (9,887)       (5,816)       (12,212)
 Common Stock dividends
  paid......................   (40,958)
 Borrowings under term
  loans.....................     18,119     20,000        20,000         25,000
 Payments on term loans.....               (29,008)      (27,966)        (1,002)
                              ---------  ---------   -----------  -------------
Net cash flows provided
 (used) by financing
 activities.................    230,530    232,285       202,332         73,974
                              ---------  ---------   -----------  -------------
Change in cash balances.....     (6,446)    70,224         9,710      1,308,625
Cash at beginning of year ..     53,960     47,514        47,514        117,738
                              ---------  ---------   -----------  -------------
Cash at end of year.........  $  47,514  $ 117,738   $    57,224  $   1,426,363
                              =========  =========   ===========  =============
SUPPLEMENTAL DISCLOSURE OF
 CASH FLOW INFORMATION
Cash paid for interest......  $   2,989  $   4,503   $     3,521  $       4,163
                              =========  =========   ===========  =============
Cash paid for income taxes..  $     --   $     --    $       --   $         --
                              =========  =========   ===========  =============

 Non-cash supplementary disclosure of investing activities:

  The Company acquired the remaining 74.6% of Rushmore Life on April 8, 1997 for 508,144 shares of common stock, cash of $119,353 and a payable of $18,547.

   The accompanying notes are an integral part of these financial statements.

                RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANIES

  Rushmore Financial Group, Inc. and Subsidiaries (the "Company"), was incorporated as Dominion Associates Corporation in September 1990, and in 1991 it began doing business as an independent marketing company. The Company has since evolved as a holding company of the financial services companies described below, which offer insurance and investment products to clients through a network of agents and representatives.

  Rushmore Securities Corporation ("Rushmore Securities"), a wholly owned subsidiary of the Company, was incorporated in July 1980 as Ken Davis Securities, Inc. Rushmore Securities is registered under federal and state securities laws as a broker-dealer and is a member of the National Association of Securities Dealers ("NASD"). Licensed registered representatives offer clients a variety of investments, including stocks, bonds, mutual funds, variable annuities and public and private limited partnerships. Rushmore Securities is a "fully disclosed introducing broker-dealer", which means that it does not hold any customer funds or securities or have a seat on any stock exchange. It "clears" its securities trades through Southwest Securities, Inc. and First Southwest Company, which hold customer funds and securities and execute trades for such transactions. The clearing broker-dealers receive a portion of the gross commissions as compensation for handling such transactions.
  Rushmore Financial Corporation ("RFC") was organized in 1993 as a wholly owned subsidiary. The primary business of RFC was offering consumer lending services, including first mortgage loans, real estate loans, private mortgage acquisitions and other services through its national marketing agreements with a number of national lenders. The business of this subsidiary was discontinued in March 1997 and its net results of operations are set forth in "loss from discontinued operations".
  Rushmore Investment Advisors, Inc. ("Rushmore Advisors"), was organized in 1996 as a wholly owned subsidiary. The business of Rushmore Advisors is to provide fee-based investment advice and funds management to customers of the Company. Rushmore Advisors is registered as an investment adviser with the Securities and Exchange Commission and the Texas Securities Board. Rushmore Advisors offers both discretionary and nondiscretionary management of customer accounts, but does not hold custody of customer funds.
  Rushmore Insurance Services, Incorporated ("Rushmore Agency") is an insurance agency and an affiliate of the Company by means of service agreements. The agency offers life, health, and disability insurance and annuities through a network of agents. Rushmore Agency is 100% owned by D.M. "Rusty" Moore, Jr. The Company and Mr. Moore have entered into an administrative services agreement whereby net revenues and expenses are charged via a management fee to Rushmore Agency by the Company as allowed by regulatory requirements.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Consolidation Policy

  The accompanying consolidated financial statements include the accounts of Rushmore Financial Group, Inc. and its subsidiaries, Rushmore Securities, RFC, Rushmore Advisors and Rushmore Life in 1997. All significant intercompany transactions have been eliminated in consolidation.

 Accounting Method

  The Company uses the accrual method of accounting. All income is recorded when earned, and all expenses are recorded when incurred. Securities transactions and related commission revenue and expense are recorded on a trade date basis.

                RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES

 Equity Investment

  As of December 31, 1996, the Company owned approximately 25% of the outstanding common stock of First Financial Life Companies, Inc. ("FFLC"). FFLC owned 100% of the common stock of First Financial Life Insurance Company, an Arizona based domestic life and disability reinsurance company. The investment in Rushmore Life prior to 1997 is accounted for using the equity method and the Company's proportional share of any intercompany profits or losses are eliminated.

  Subsequent to December 31, 1996, the Company acquired the remainder of FFLC by merger and as of September 30, 1997, the Company was the owner of 100% of FFLIC. Also subsequent to December 31, 1996, the name of FFLIC was changed to Rushmore Life.

 Property and Equipment

  Property and equipment are recorded at cost. Depreciation is provided on the accelerated method over the estimated useful lives of the assets ranging from 5 to 40 years. Expenditures for maintenance and repairs are charged against income in the year in which they are incurred, and betterments are capitalized. When depreciable assets are sold or disposed of, the cost and accumulated depreciation accounts are reduced by the applicable amounts, and any profit or loss is credited or charged to income.

 Income Taxes

  Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of accounting for equity investments for financial and income tax reporting. Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

 Use of Accounting Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosures. Accordingly, the actual amounts could differ from those estimates. Any adjustments applied to estimated amounts are recognized in the year in which such adjustments are determined.

 Summary of Noncash Investing and Financing Activities

  As of December 31, 1996, the Company had $26,389 of stock subscription receivable representing 17,593 shares of common stock.

NOTE 3--NET CAPITAL REQUIREMENTS

  Pursuant to the net capital provisions of Rule 15c3-1 under the Securities Exchange Act of 1934, Rushmore Securities is required to maintain a minimum net capital, as defined under such provisions. Net capital and the related net capital ratio may fluctuate on a daily basis.
  At December 31, 1996, Rushmore Securities had net capital of approximately $42,494 and net capital requirements of $5,585. Rushmore Securities' ratio of aggregate indebtedness to net capital was 1.97 to 1. The Securities and Exchange Commission permits a ratio of no greater than 15 to 1.

                RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES

NOTE 4--CONCENTRATION RISK

  At December 31, 1996, and at various other times throughout 1996, the Company had cash balances in excess of federally insured limits. Cash accounts in banks are insured by the FDIC for up to $100,000. The amount exceeding the insured limit was approximately $8,000 at December 31, 1996 and $96,436 at September 30, 1997.

NOTE 5--RELATED PARTY TRANSACTIONS

  Management fees of $274,234 and $101,565 during the years ended December 31, 1996 and 1995, respectively, were charged to Rushmore Agency by the Company for certain general and administrative services. At December 31, 1996, the Company had $14,758 receivable from Rushmore Agency and $15,220 payable to a corporation owned by Mr. Moore.

  Notes receivable due from officers/shareholders total approximately $39,403 and bear interest of 9%. The notes are payable in 12 monthly principal and interest installments starting August 1997.

NOTE 6--EQUIPMENT

  The principal categories of equipment are summarized as follows:

   Computer equipment and software.................................... $ 49,425
   Office furniture and fixtures......................................   47,682
   Leasehold improvements.............................................    5,229
                                                                       --------
   Total costs........................................................  102,336
   Less accumulated depreciation......................................   34,442
                                                                       --------
                                                                       $ 67,894
                                                                       ========

  Depreciation included in the determination of net income amounted to $12,586 and $8,545 in 1996 and 1995, respectively.

NOTE 7--NOTES PAYABLE

  Long term debt consists of the following:

   Term notes payable to financial institutions in monthly principal and interest installments ranging from $500 to $777 bearing interest between 9% to 10.25% and maturing at various dates through April 1998. The notes are secured by certain furniture and equipment and personal guarantee of D.M. Moore, Jr. .............. $ 24,024
                                                                       ========

NOTE 8--PREFERRED STOCK

  The Company has authorized 100,000 shares of preferred stock, par value $10 per share, which may be issued in series or classes as determined by the Board of Directors from time to time. There are two classes of Preferred Stock now outstanding totaling 18,092 shares or $180,920. The Board of Directors has designated an authorized class of 25,000 preferred shares, called 9% Cumulative Preferred Stock, which was sold at a price of $10 per share and an authorized class of 13,792 preferred shares, called Series A Cumulative Preferred Stock which was offered at a price of $10 per share. Preferred Stock has the following rights and preferences:

  Dividends. The Company will declare and pay a 9% quarterly dividend on its par value each year. Dividends will be paid if funds are lawfully available, and, if not, will be accumulated and paid on the next dividend date if funds are available, plus interest at the 9% dividend rate. No dividends will be payable on Common Stock if any payment of a Preferred Stock dividend has been missed.

  Cumulative Preferred Stock dividends are $5,844 and $9,887 for the years ended December 31, 1995 and 1996, respectively, and $5,816 and $12,212 for the nine months ended September 30, 1996 and 1997, respectively.

                RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES

  Voting. Shares of Preferred Stock carry no voting rights except as are provided by law, including the right to vote as a class to approve certain corporate transactions, such as charter amendments and mergers.

  Liquidation Preference. Holders of Preferred Stock are entitled to receive a payment in the amount of $10 per share plus any accumulated but unpaid dividends in the event the Company is liquidated, before any payment is made by the Company to the holders of Common Stock with respect to their shares.

  Conversion. Shares of Preferred Stock are not convertible into any other security of the Company.

  Sinking Fund. The 9% Cumulative Preferred Stock calls for the creation of a sinking fund for the purpose of redeeming these outstanding shares. Shareholders of 9% Cumulative Preferred have entered into an oral agreement with the Company to waive this requirement.

NOTE 9--COMMITMENTS AND CONTINGENCIES

 Incentive Stock Option Plan

  The Company has an Incentive Stock Option Plan available to certain key employees and agents. The Company has authorized a maximum of 250,000 shares to be purchased under this plan. Options for a total of 232,500 shares were granted under the plan as of December 31, 1996 and 250,000 shares as of September 30, 1997. At December 31, 1996 there were 109,073 shares remaining under option which were exercisable at prices ranging from $.20 to $1.50 per share through March 1, 2001. During 1996, no options were exercised.

  The Company also has a 1997 Stock Option Plan (the "1997 Option Plan") which provides for the grant to eligible employees and directors of options for the purchase of Common Stock. The 1997 Option Plan covers, in the aggregate, a maximum of 500,000 shares of Common Stock and provides for the granting of both incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986) and non qualified stock options (options which do not meet the requirements of Section 422). Under the 1997 Option Plan, the exercise price may not be less than the fair market value of the Common Stock on the date of the grant of the option. As of September 30, 1997, options for 37,000 shares had been granted under the 1997 Option Plan at an exercise price of $1.92 per share, including options for 1,250 shares granted to D.M. Moore, Jr.

 Shareholders' Agreement

  All holders of common stock have entered into an agreement that restricts the transfer of stock and grants the Company the option to repurchase the stock subject to certain events as specified in the agreement.

 Leases

  The Company leases its offices, furniture and equipment under operating leases which expire at various dates through 1999. Future minimum lease payments are as follows:

     YEAR ENDING
     DECEMBER 31,
     ------------
      1997........................................................... $  131,471
      1998...........................................................    278,938
      1999...........................................................    278,938
      2000...........................................................    266,962
      Thereafter.....................................................    190,648
                                                                      ----------
                                                                      $1,146,957
                                                                      ==========

  Rent expense for the year totaled approximately $63,215 and $46,704 in 1996 and 1995, respectively, and is included in general and administrative expense.

                RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES

NOTE 10--INCOME TAXES

  The provision for income taxes for the year ended December 31, 1996 consists of the following:

   Current............................................................ $    --
   Deferred expense (benefit).........................................  (52,948)
   Change in valuation allowance......................................   52,948
                                                                       --------
                                                                       $    --
                                                                       ========

  The Company has net operating losses of $491,811 that may be used to offset future taxable income. These loss carryforwards expire at various dates through 2011. No tax benefit has been reported in the financial statements. The Company has recorded a valuation allowance to offset any deferred tax benefits arising from net operating losses or temporary differences.

NOTE 11--EQUITY INVESTMENT

  The following is summarized, audited financial information of FFLC.

                     FIRST FINANCIAL LIFE COMPANIES, INC.
                                 BALANCE SHEET
                               DECEMBER 31, 1996

                                ASSETS
   Cash............................................................ $ 1,395,904
   Amounts on deposit with reinsurer...............................  28,095,288
   Deferred policy acquisition costs...............................   5,445,861
   Other assets....................................................     330,598
                                                                    -----------
     Total Assets.................................................. $35,267,651
                                                                    ===========
                 LIABILITIES AND SHAREHOLDERS' EQUITY
   Universal life liabilities...................................... $33,436,198
   Future policy benefits and claims payable.......................     319,227
   Federal taxes payable...........................................      41,439
   Other liabilities...............................................     367,637
                                                                    -----------
     Total Liabilities.............................................  34,164,501
                                                                    -----------
   Common stock....................................................       9,150
   Additional paid in capital......................................   1,510,817
   Treasury stock..................................................    (471,827)
   Retained earnings (deficit).....................................      55,010
                                                                    -----------
     Total Shareholders' Equity....................................   1,103,150
                                                                    -----------
     Total Liabilities and Shareholders' Equity.................... $35,267,651
                                                                    ===========

                RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES

                     FIRST FINANCIAL LIFE COMPANIES, INC.

                              STATEMENT OF INCOME

                       FOR THE YEARS ENDED DECEMBER 31,

                                                         1995         1996
                                                      -----------  -----------
   Premium income...................................  $(1,982,942) $(1,739,444)
   Universal life and investment product charges....    6,137,304    5,152,770
   Net investment income............................    1,776,869    1,883,151
   Other income.....................................       67,372       43,175
                                                      -----------  -----------
     Total revenues.................................    5,998,603    5,339,652
                                                      -----------  -----------
   Policy holder benefits on traditional products...      (93,908)      67,762
   Universal life and investment products benefits..    2,437,758    2,433,794
   Amortization of deferred policy acquisition
    costs...........................................    2,367,101    1,689,914
   Other operating expenses.........................    1,482,975    1,352,905
                                                      -----------  -----------
     Total expenses.................................    6,193,926    5,544,375
                                                      -----------  -----------
   Operating loss before income taxes...............     (195,323)    (204,723)
   Income tax expense (benefit).....................     (144,463)     (73,819)
                                                      -----------  -----------
     Net (loss).....................................  $   (50,860) $  (130,904)
                                                      ===========  ===========

  The Company purchased stock in FFLC at various dates through April 1995 at a cost of $329,219. The remaining balance of the Company's investment $275,346 is composed of the Company's pro rata share of income and losses and any dividends received.

NOTE 12--SUBSEQUENT EVENTS

 Name Change

  On November 12, 1997 FFLIC's name was changed to Rushmore Life Insurance Company.

 Disposal of Subsidiary

  On March 3, 1997 the Company sold RFC for $10. Management does not expect this event to have a material adverse effect on the financial position or results of operations of the Company.

 Authorized Shares

  On April 5, 1997 the shareholders of the Company voted to amend the Articles of Incorporation to increase the authorized shares of common stock from 4,000,000 to 20,000,000. On October 17, 1997 the Articles of Incorporation were amended to decrease the number of authorized shares to 10,000,000 shares and the outstanding shares were split 1 for 2. All shares presented in these financial statements and earnings per share calculations are retroactively stated to reflect the capital structure changes through October 17, 1997.

 Acquisition

  On April 8, 1997 the Company acquired the remaining 74.6% of Rushmore Life (formerly FFLC) in exchange for the Company's stock at a ratio of 3.04 shares of Company stock for every 1 share of Rushmore Life stock. This acquisition has been accounted for as a purchase. The following additional notes serve to describe the operation of Rushmore Life that is reflected in the financial statements at September 30, 1997 and the nine months ended September 30, 1997.

                RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES

  a. Summary of Significant Accounting Policies:

  . Basis of Presentation: Rushmore Life maintains its accounts in conformity with accounting practices prescribed or permitted by state insurance regulatory authorities. In the accompanying financial statements, such accounts have been adjusted to conform with generally accepted accounting principles.

  . Investments: Short-term investments, which consist of U.S. Treasury bills, purchased with maturities of less than three months, are reflected at amortized cost, which approximates estimated fair value. All short-term investments are considered to be cash equivalents.

    The Company has adopted Statement of Financial Accounting Standards No. 115, which prescribes accounting for certain debt and equity securities.

  . Deferred Policy Acquisition Costs: Costs which vary with and which are directly related to the acquisition of new business have been deferred to the extent that such costs are deemed recoverable through future revenues. These costs primarily include commissions and allowances. For universal life, such costs are amortized generally in proportion to the present value (principally using the assumed credit rate) of expected gross profits. This amortization is adjusted retrospectively when the insurance subsidiary revises its estimates of current or future gross profits to be realized from a group of policies. For traditional products, such costs are amortized with interest over the premium-paying period in proportion to the ratio of anticipated annual premium revenue to the anticipated total premium revenue. Anticipated investment income is considered in the determination of recoverability of deferred policy acquisition costs.

  . Future Policy Benefits: The liability for future policy benefits of long-term duration contracts has been computed by the net level premium method based on estimated future investment yield, mortality, morbidity, and withdrawal experience. Reserve interest assumptions are based on amounts guaranteed in the Modified Coinsurance Treaty. Mortality, morbidity, and withdrawal assumptions reflect the experience of the life insurance subsidiary modified as necessary to reflect anticipated trends and to include provisions for possible unfavorable deviations. The assumptions vary by plan, year of issue, and duration.

  . Universal Life Contract Liabilities: With respect to universal life contracts, the insurance subsidiary utilizes the retrospective deposit accounting method. Contract liabilities include the accumulated fund balances of such policies and represent the premiums received plus accumulated interest, less mortality and administration charges.

    Contract liabilities also include the unearned revenue reserve which reflects the unamortized balance of the excess of first year administration charges over renewal period administration charges on universal life products. These excess charges have been deferred and are being recognized in income over the period benefited using the same assumptions and factors used to amortize deferred policy acquisition costs.

  . Recognition of Premium Revenue and Related Expenses: Traditional life insurance premiums are recognized as revenue over the premium-paying period. Future policy benefits and policy acquisition costs are associated with the premiums as earned by means of the provision of future policy benefits and amortization of deferred policy acquisition costs.

    Revenues for universal life products consist of policy charges for the cost of insurance, policy administration charges, amortization of policy initiation fees and surrender charges assessed against policyholder account balances during the period. Expenses related to these products include interest credited to policy holder account balances and benefit claims incurred in excess of policyholder account balances.

                RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES

  . Policy and Contract Claims: Policy and contract claims include provisions for reported claims in process of settlement, valued in accordance with the terms of the related policies and contracts.

  . Reinsurance: In the normal course of business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of the benefits paid over such limits. This is done by ceding reinsurance to other insurance enterprises or reinsurers under excess coverage and coinsurance contracts.

    The Company reports assets and liabilities related to insurance contracts before the effects of reinsurance. Reinsurance receivables and prepaid reinsurance premiums (including amounts related to insurance liabilities) are reported as assets. Estimated reinsurance receivables are recognized in a manner consistent with the liabilities related to the underlying reinsured contracts.

  . Income Taxes: Income tax expense (benefit) includes deferred income taxes arising from temporary differences between the tax and financial reporting basis of assets and liabilities. This liability method of accounting for income taxes also requires the Company to reflect in income the effect of a tax-rate change on accumulated deferred income taxes in the period in which the change is enacted.

    In assessing the realization of deferred income tax assets, the Company considers whether it is more likely than not that the deferred income tax assets will be realized. The Company has recorded a valuation allowance to offset any deferred tax benefits arising from net operating losses or temporary differences.

  . Goodwill: Goodwill was recorded on the purchase of Rushmore Life and is being amortized over 30 years.
  b. Significant Reinsurance Treaty:

    Substantially all of the Company's consolidated business activity is the result of modified coinsurance treaties entered into with Massachusetts General Life Insurance Company (MGL), a subsidiary of Life Partners Group, Inc. (LPG) and Southwestern Life Insurance Company (SWL), a subsidiary of Southwestern Life Corporation (SLC). Under the terms of the agreements, Rushmore Life assumes a quota share risk on all policies which are issued by MGL and SWL as a result of applications submitted by agents affiliated with First Financial Marketing Group. The quota share percentage falls between 33 1/3% and 50% of on all business submitted. Because the treaties are on the basis of modified coinsurance, MGL and SWL establish 100% of the reserves required to be held by the various state insurance regulatory authorities. Rushmore Life, in turn, deposits with MGL and SWL an amount equal to its quota share of the reserves. MGL and SWL pay Rushmore Life interest on the deposits at the investment rate assumed in the pricing of each product. These deposits are included in the amounts on deposit with reinsurer account balance in the financial statements. Although Rushmore Life is credited with interest based on the reserve deposits, the legal owners of the assets are MGL and SWL, not Rushmore Life. The universal life contract liabilities recorded on the consolidated balance sheet at September 30, 1997 also include amounts that have been assessed to compensate the Company for services to be performed in the future. Such amounts are not earned in the period assessed. Such unearned revenue amounts are recognized in income over the period benefited using the same assumptions and factors used to amortize deferred acquisition costs. Amounts that are assessed against the policyholder balance as consideration for origination of the contract, often referred to as initiation or front-end fees, are unearned revenues.

    For the nine months ended September 30, 1997 the Company assumed premiums of approximately $5,321,000 and paid approximately $1,362,000 in retroceded premiums.

    The Company paid approximately $1,038,000 in death benefits for the nine months ended September 30, 1997 net of ceded benefits of approximately $516,000.

                RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES

    MGL, Wabash Life Insurance Company (MGL's parent), SWL and Facilities Management Installation (FMI) provide all necessary functions to fully process, administer, and account for the insurance business of Rushmore Life. For the nine months ended Rushmore Life paid these companies for such services and policy maintenance as follows:

   Wabash fees........................................................ $154,802
   FMI fees........................................................... $ 15,531
   MGL & SWL policy maintenance fees.................................. $228,699

  c. Stockholders' Equity and Restrictions:

    At September 30, 1997 substantially all the net assets of Rushmore Life cannot be transferred to the Company in the form of dividends, loans or advances. Generally, the net assets of Rushmore Life available for transfer to the Company are limited to the lesser of the Rushmore Life's net gain from operations during the preceding year or 10% of the Rushmore Life's net surplus as of the end of the preceding year as determined in accordance with accounting practices prescribed or permitted by regulatory authorities. Payment of dividends in excess of such amounts would generally require approval by regulatory authorities.

    Rushmore Life is domiciled in the state of Arizona, which is also the only state in which it is licensed to conduct business. On the basis of reporting as prescribed or permitted by the Arizona Department of Insurance, Rushmore Life had statutory capital and surplus of approximately $1,259,806 as of September 30, 1997 and net earnings of $192,273 for the nine months ended September 30, 1997. Rushmore Life maintains at least $250,000 of statutory capital and surplus in order to retain $25,000 of risk on any one issued. Arizona law prohibits an Arizona reinsurer from retaining insurance risk on any one insured in excess of 10% of its capital and surplus

  d. Commitments, Litigation and Contingent Liabilities:

    The Internal Revenue Service (IRS) has not examined any of the federal income tax returns of Rushmore Life.

    Rushmore Life has set its retention limit for acceptance of risk on life insurance policies at $25,000. Risk in excess of the $25,000 limit is reinsured back to MGL and SWL pursuant to certain reinsurance agreements. Rushmore Life pays MGL and SWL to reinsure the excess risk according to mortality schedules which are contained in the reinsurance agreements. Rushmore Life paid MGL and SWL approximately $1,278,298 reinsurance costs for the nine months ended September 30, 1997. MGL has ceded to Rushmore Life Company approximately $931,785,917 of insurance in force as of September 30, 1997. Pursuant to the reinsurance agreements with MGL Rushmore Life has in turn retroceded approximately $527,319,443 of insurance in force to MGL, retaining risk equal to the difference.

    SWL has ceded to Rushmore Life approximately $46,693,000 of insurance in force as of September 30, 1997. Pursuant to the reinsurance agreement with SWL, Rushmore Life has in turn retroceded approximately $31,028,752 of insurance in force to SWL, retaining risk equal to the difference.

    The Company is not aware of any lawsuits or claims which are pending against it. However, during 1995, MGL settled a class action lawsuit filed on behalf of policyholders of certain policies held on or after April 1, 1992 and on or before June 30, 1994. The settlement consisted of the return of excess mortality charges incurred due to MGL's decision to pass on a portion of the DAC tax and the repayment of certain surrender charges collected as a result of the termination of the above policies because of the increased mortality charges.

                RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES

  e. Other Operating Statement Data:

    Changes in deferred acquisition costs were as follows:

                                                                        1997
                                                                     ----------
     Balance, April 1, 1997......................................... $5,057,695
     Additions......................................................    264,992
     Amortization related to operations............................. (1,041,328)
                                                                     ----------
     Balance, end of year........................................... $4,281,359
                                                                     ==========

  f. Federal Income Taxes:

    Deferred federal income taxes were comprised of the following at September 30, 1997:

  Deferred federal income tax assets:
   Life reserves................................................... $12,199,842
   Accrued expenses................................................     113,976
   Alternative minimum tax credit carryforward.....................      69,344
                                                                    -----------
    Total deferred income tax assets                                 12,383,162
                                                                    -----------
  Deferred income tax liabilities:
   Funds on deposit................................................  (9,824,067)
   Deferred acquisition costs......................................  (2,461,411)
   Other...........................................................      (2,458)
                                                                    -----------
    Total deferred income tax liabilities.......................... (12,287,936)
                                                                    -----------
    Net deferred federal income tax asset.......................... $    95,226
                                                                    ===========

    The difference between the federal income tax (benefit)computed by applying statutory rates to income (loss) before income taxes and income tax expense (benefit) as reported is primarily due to the small life insurance company deduction, deferred acquisition costs, life policy benefit reserves, and alternative minimum tax.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders Rushmore Financial Group, Inc.
  We have audited the accompanying consolidated balance sheet of First Financial Life Companies, Inc. and Subsidiary as of December 31, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.
  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Financial Life Companies, Inc. and Subsidiary as of December 31, 1996, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

Indianapolis, Indiana
November 20, 1997

              FIRST FINANCIAL LIFE COMPANIES, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                            AS OF DECEMBER 31, 1996

                             ASSETS
Investments:
  Cash and short-term investments................................ $ 1,395,904
  Amounts on deposit with reinsurer..............................  28,095,288
                                                                  -----------
    Total investments............................................  29,491,192
Deferred policy acquisition costs................................   5,445,861
Notes, accounts receivable and uncollected premiums..............     154,068
Equipment, net of accumulated depreciation.......................       6,825
Accrued investment income........................................         495
Net deferred federal income taxes................................     169,210
                                                                  -----------
    Total assets................................................. $35,267,651
                                                                  ===========
              LIABILITIES AND STOCKHOLDERS' EQUITY
Future policy benefits........................................... $    93,908
Universal life contract liabilities..............................  33,436,198
Claims payable...................................................     225,319
Current federal income taxes payable.............................      41,439
Other liabilities................................................     367,637
                                                                  -----------
    Total liabilities............................................  34,164,501
                                                                  -----------
Stockholders' equity:
Common stock, $0.01 par value; 2,000,000 shares authorized;
 915,000 shares issued...........................................       9,150
Additional paid-in capital.......................................   1,510,817
Treasury stock (at cost, 363,802 shares).........................    (471,827)
Retained earnings................................................      55,010
                                                                  -----------
    Total stockholders' equity...................................   1,103,150
                                                                  -----------
    Total liabilities and stockholders' equity................... $35,267,651
                                                                  ===========


   The accompanying notes are an integral part of the consolidated financial statements.

              FIRST FINANCIAL LIFE COMPANIES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                            1996        1995
                                                         ----------  ----------
Revenues:
  Insurance policy income............................... $4,154,362  $3,413,326
  Net investment income.................................  1,776,869   1,883,151
  Other income..........................................     67,372      43,175
                                                         ----------  ----------
    Total revenues......................................  5,998,603   5,339,652
                                                         ----------  ----------
Benefits and expenses:
  Insurance policy benefits.............................  2,343,850   2,501,556
  Amortization of deferred policy acquisition costs.....  2,367,101   1,689,914
  Other operating expenses..............................  1,482,975   1,352,905
                                                         ----------  ----------
    Total benefits and expenses.........................  6,193,926   5,544,375
                                                         ----------  ----------
    Loss before income taxes............................   (195,323)   (204,723)
  Provision for federal income taxes....................   (144,463)    (73,819)
                                                         ----------  ----------
    Net loss............................................ $  (50,860) $ (130,904)
                                                         ==========  ==========


   The accompanying notes are an integral part of the consolidated financial statements.

              FIRST FINANCIAL LIFE COMPANIES, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                            1996        1995
                                                         ----------  ----------
Common stock:
  Balance at beginning of year.......................... $    8,181  $    6,496
  Issuance of shares....................................        969       1,685
                                                         ----------  ----------
    Balance at end of year..............................      9,150       8,181
                                                         ----------  ----------
Additional paid-in capital:
  Balance at beginning of year..........................  1,465,100   1,344,297
  Issuance of shares, excess over par...................     45,717     120,803
                                                         ----------  ----------
    Balance at end of year..............................  1,510,817   1,465,100
                                                         ----------  ----------
Treasury stock:
  Balance at beginning of year..........................    (91,276)    (90,003)
  Purchase of treasury stock............................   (380,551)     (1,273)
                                                         ----------  ----------
    Balance at end of year..............................   (471,827)    (91,276)
                                                         ----------  ----------
Retained earnings (deficit):
  Balance at beginning of year..........................    105,870     236,774
  Net earnings (loss)...................................    (50,860)   (130,904)
                                                         ----------  ----------
    Balance at end of year..............................     55,010     105,870
                                                         ----------  ----------
    Total stockholders' equity.......................... $1,103,150  $1,487,875
                                                         ==========  ==========



   The accompanying notes are an integral part of the consolidated financial statements.

              FIRST FINANCIAL LIFE COMPANIES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                          1996         1995
                                                       -----------  -----------
Cash flows from operating activities:
  Net loss...........................................  $   (50,860) $  (130,904)
Adjustments to reconcile net loss to net cash used in
 operating activities:
  Adjustments related to universal life and
   investment products:
    Interest credited to account balances............    1,588,291    1,521,353
    Charges for mortality and administration.........   (5,787,636)  (4,864,420)
  Increase (decrease) in future policy benefits......       85,246       (6,981)
  Decrease (increase) in deferred policy acquisition
   costs.............................................    1,216,293     (360,163)
  (Decrease) increase in claims payable..............      (57,127)     169,534
  (Increase) decrease in deferred federal income
   taxes.............................................     (237,564)       6,623
  Increase (decrease) in other liabilities...........       79,212     (218,317)
  Increase in amounts on deposit with reinsurer......   (1,500,119)  (2,819,090)
  (Increase) decrease in accrued investment income,
   notes, accounts receivable and uncollected
   premiums..........................................       (9,002)     563,984
  Increase in current federal income taxes...........       86,284            0
  Depreciation expense...............................        2,730        1,365
                                                       -----------  -----------
      Net cash used in operating activities..........   (4,584,252)  (6,137,016)
                                                       -----------  -----------
Cash flows from financing activities:
  Receipts from universal life products..............    7,223,145    8,086,113
  Withdrawals from universal life products...........   (2,151,093)  (1,436,829)
  Sale of common stock...............................       46,686      122,488
  Purchase of treasury stock.........................     (380,551)      (1,273)
  Principal payment on note payable..................            0      (60,000)
                                                       -----------  -----------
      Net cash provided by financing activities......    4,738,187    6,710,499
                                                       -----------  -----------
      Net increase in cash and short-term
       investments...................................      153,935      573,483
Cash and short-term investments at beginning of
 year................................................    1,241,969      668,486
                                                       -----------  -----------
Cash and short-term investments at end of year.......  $ 1,395,904  $ 1,241,969
                                                       ===========  ===========


   The accompanying notes are an integral part of the consolidated financial statements.

              FIRST FINANCIAL LIFE COMPANIES, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  a. Principles of Consolidation: First Financial Life Companies, Inc. (FFLC) was incorporated in the state of Texas in February 1989.

  First Financial Life Insurance Company, the wholly owned subsidiary of FFLC, is a domestic life and disability reinsurer incorporated in the state of Arizona in January 1989.

  The consolidated financial statements include the accounts of First Financial Life Companies, Inc. and First Financial Life Insurance Company (collectively referred to as the "Company"). Material intercompany balances and transactions have been eliminated in the consolidated financial statements.

  b. Basis of Presentation: FFLC's life insurance subsidiary maintains its accounts in conformity with accounting practices prescribed or permitted by state insurance regulatory authorities. In the accompanying financial statements, such accounts have been adjusted to conform with generally accepted accounting principles.

  c. Investments: Short-term investments, which consist of U.S. Treasury bills, purchased with maturities of less than three months, are reflected at amortized cost, which approximates estimated fair value. All short-term investments are considered to be cash equivalents.

  The Company has adopted Statement of Financial Accounting Standards No. 115, which prescribes accounting for certain debt and equity securities. During 1996 or 1995, the Company held no such securities.

  d. Deferred Policy Acquisition Costs: Costs which vary with and which are directly related to the acquisition of new business have been deferred to the extent that such costs are deemed recoverable through future revenues. These costs primarily include commissions and allowances. For universal life, such costs are amortized generally in proportion to the present value (principally using the assumed credit rate) of expected gross profits. This amortization is adjusted retrospectively when the insurance subsidiary revises its estimates of current or future gross profits to be realized from a group of policies. For traditional products, such costs are amortized with interest over the premium-paying period in proportion to the ratio of anticipated annual premium revenue to the anticipated total premium revenue. Anticipated investment income is considered in the determination of recoverability of deferred policy acquisition costs.

  e. Future Policy Benefits: The liability for future policy benefits of long-term duration contracts has been computed by the net level premium method based on estimated future investment yield, mortality, morbidity, and withdrawal experience. Reserve interest assumptions are based on amounts guaranteed in the Modified Coinsurance Treaty (see Note 2). Mortality, morbidity, and withdrawal assumptions reflect the experience of the life insurance subsidiary modified as necessary to reflect anticipated trends and to include provisions for possible unfavorable deviations. The assumptions vary by plan, year of issue, and duration. The composition of future policy benefits as of December 31, 1996 and 1995 and the significant assumptions used in the calculation are as follows:

          12/31/96   12/31/95
         LIABILITY  LIABILITY                       MORTALITY
         FOR FUTURE FOR FUTURE                         OR
ISSUE      POLICY     POLICY                        MORBIDITY
YEARS     BENEFITS   BENEFITS     INTEREST RATES     TABLES      WITHDRAWALS
-----    ---------- ---------- -------------------- --------- ------------------
1987-90   $93,908    $100,229  Guaranteed Rate 4.5% 1980 CSO  Company Experience

  f. Universal Life Contract Liabilities: With respect to universal life contracts, the insurance subsidiary utilizes the retrospective deposit accounting method. Contract liabilities include the accumulated fund balances of such policies and represent the premiums received plus accumulated interest, less mortality and administration charges.

           FIRST FINANCIAL LIFE COMPANIES, INC. AND SUBSIDIARY

  Contract liabilities also include the unearned revenue reserve which reflects the unamortized balance of the excess of first-year administration charges over renewal period administration charges on universal life products. These excess charges have been deferred and are being recognized in income over the period benefited using the same assumptions and factors used to amortize deferred policy acquisition costs.

  g. Recognition of Premium Revenue and Related Expenses: Traditional life insurance premiums are recognized as revenue over the premium-paying period. Future policy benefits and policy acquisition costs are associated with the premiums as earned by means of the provision of future policy benefits and amortization of deferred policy acquisition costs.

  Revenues for universal life products consist of policy charges for the cost of insurance, policy administration charges, amortization of policy initiation fees and surrender charges assessed against policyholder account balances during the period. Expenses related to these products include interest credited to policyholder account balances and benefit claims incurred in excess of policyholder account balances.

  h. Policy and Contract Claims: Policy and contract claims include provisions for reported claims in process of settlement, valued in accordance with the terms of the related policies and contracts.

  i. Reinsurance: In the normal course of business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of the benefits paid over such limits. This is done by ceding reinsurance to other insurance enterprises or reinsurers under excess coverage and coinsurance contracts.

  The Company reports assets and liabilities related to insurance contracts before the effects of reinsurance. Reinsurance receivables and prepaid reinsurance premiums (including amounts related to insurance liabilities) are reported as assets. Estimated reinsurance receivables are recognized in a manner consistent with the liabilities related to the underlying reinsured contracts.

  j. Income Taxes: Income tax expense (benefit) includes deferred income taxes arising from temporary differences between the tax and financial reporting basis of assets and liabilities. This liability method of accounting for income taxes also requires the Company to reflect in income the effect of a tax-rate change on accumulated deferred income taxes in the period in which the change is enacted.

  In assessing the realization of deferred income tax assets, the Company considers whether it is more likely than not that the deferred income tax assets will be realized. The ultimate realization of deferred income tax assets depends upon generating sufficient future taxable income during the periods in which temporary differences become deductible.

  k. Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions affecting the reported amounts. The Company uses estimates and assumptions in calculating deferred acquisition costs, future policy benefits, universal life contact liabilities, deferred incomes taxes, and certain other accruals. Actual amounts could differ from those estimated amounts.

2. SIGNIFICANT REINSURANCE TREATY:

  Substantially all of the Company's consolidated business activity is the result of modified coinsurance treaties entered into with Massachusetts General Life Insurance Company (MGL), a subsidiary of Life Partners Group, Inc. (LPG) and Southwestern Life Insurance Company (SWL), a subsidiary of Southwestern Life Corporation (SLC). Under the terms of the agreements, First Financial Life Insurance Company assumes a quota share risk on all policies which are issued by MGL and SWL as a result of applications submitted by agents

            FIRST FINANCIAL LIFE COMPANIES, INC. AND SUBSIDIARY affiliated with First Financial Marketing Group. The quota share percentage falls between 33 1/3% and 50% on all business submitted. Because the treaties are on the basis of modified coinsurance, MGL and SWL establish 100% of the reserves required to be held by the various state insurance regulatory authorities. First Financial Life Insurance Company, in turn, deposits with MGL and SWL an amount equal to its quota share of the reserves. MGL and SWL pay First Financial Life Insurance Company interest on the deposits at the investment rate assumed in the pricing of each product. These deposits are included in the amounts on deposit with reinsurer account balance in the financial statements. Although First Financial Life Insurance Company is credited with interest based on the reserve deposits, the legal owners of the assets are MGL and SWL, not First Financial Life Insurance Company. The universal life contract liabilities recorded on the consolidated balance sheet at December 31, 1996 also include amounts that have been assessed to compensate the Company for services to be performed in the future. Such amounts are not earned in the period assessed. Such unearned revenue amounts are recognized in income over the period benefited using the same assumptions and factors used to amortize deferred acquisition costs. Amounts that are assessed against the policyholder balance as consideration for origination of the contract, often referred to as initiation or front-end fees, are unearned revenues.

  For the years ended December 31, 1996 and 1995, the Company assumed premiums of approximately $7,324,000 and $8,187,000, respectively, and paid approximately $2,086,646 and $1,841,000, respectively, in retroceded premiums for the years then ended.

  The Company paid approximately $1,167,000 and $1,124,000, respectively, in death benefits net of ceded benefits of approximately $981,000 and $1,335,000, respectively, for the years ended December 31, 1996 and 1995.

  MGL, Wabash Life Insurance Company (MGL's parent), SWL and Facilities Management Installation (FMI) provide all necessary functions to fully process, administer, and account for the insurance business of First Financial Life Insurance Company. For the years ended December 31, 1996 and 1995, First Financial Life Insurance Company paid these companies for such services and policy maintenance fees as follows:

                                                                1996     1995
                                                              -------- --------
   Wabash fees............................................... $213,426 $209,714
   FMI fees..................................................   21,369   22,928
   MGL and SWL policy maintenance fees.......................  318,547  293,094

3. INVESTMENTS AND INVESTMENT INCOME:

  For the years ended December 31, 1996 and 1995, net investment income consisted of the following:

                                                             1996       1995
                                                          ---------- ----------
   Cash and short-term investments....................... $   58,195 $   49,999
   Amounts on deposit with reinsurer.....................  1,718,822  1,833,152
                                                          ---------- ----------
     Gross investment income.............................  1,777,017  1,883,151
   Investment expenses...................................        148          0
                                                          ---------- ----------
     Net investment income............................... $1,776,869 $1,883,151
                                                          ========== ==========

  Other than amounts on deposit with reinsurer at December 31, 1996, the Company has no investments exceeding 10% of stockholders' equity.

4. STOCKHOLDERS' EQUITY AND RESTRICTIONS:

  At December 31, 1996, substantially all consolidated stockholders' equity represents net assets of FFLC's insurance subsidiary that cannot be transferred to FFLC in the form of dividends, loans or advances. Generally, the net assets of FFLC's insurance subsidiary available for transfer to FFLC are limited to the lesser of the subsidiary's net gain from operations during the preceding year or 10% of the subsidiary's net surplus as of the end of the preceding year as determined in accordance with accounting practices prescribed or permitted by

            FIRST FINANCIAL LIFE COMPANIES, INC. AND SUBSIDIARY regulatory authorities. Payment of dividends in excess of such amounts would generally require approval by regulatory authorities.

  First Financial Life Insurance Company is domiciled in the state of Arizona, which is also the only state in which it is licensed to conduct business. On the basis of reporting as prescribed or permitted by the Arizona Department of Insurance, the life insurance subsidiary had statutory capital and surplus of approximately $1,323,000 and $1,110,000 as of December 31, 1996 and 1995,
respectively, and it had net earnings (loss) of $416,690 and $(52,703) for the years ended December 31, 1996 and 1995, respectively. First Financial Life Insurance Company maintains at least $250,000 of statutory capital and surplus in order to retain $25,000 of risk on any one insured. Arizona law prohibits an Arizona reinsurer from retaining insurance risk on any one insured in excess of 10% of its capital and surplus.

5. CAPITAL STOCK:

  As of December 31, 1996, FFLC has one class of stock consisting of 2,000,000 shares authorized; 915,000 shares issued and 551,198 shares outstanding, with a stated value of $.01 per share. FFLC had paid no dividends to capital stockholders for the years ended December 31, 1996 or 1995.

6. COMMITMENTS, LITIGATION AND CONTINGENT LIABILITIES:

  The Internal Revenue Service (IRS) has not examined any of the federal income tax returns of FFLC or its life insurance subsidiary.

  The life insurance subsidiary has set its retention limit for acceptance of risk on life insurance policies at $25,000. Risk in excess of the $25,000 limit is reinsured back to MGL and SWL pursuant to certain reinsurance agreements. First Financial Life Insurance Company pays MGL and SWL to reinsure the excess risk according to mortality schedules which are contained in the reinsurance agreements. First Financial Life Insurance Company paid MGL and SWL approximately $1,962,000 and $1,713,000 for reinsurance costs for the years ended December 31, 1996 and 1995, respectively. MGL has ceded to First Financial Life Insurance Company approximately $970,727,018 of insurance in force as of December 31, 1996. Pursuant to the reinsurance agreements with MGL, First Financial Life Insurance Company has in turn retroceded approximately $551,708,334 of insurance in force to MGL, retaining risk equal to the difference. At December 31, 1995, these amounts were $1,008,922,000 and $573,969,000, respectively.

  SWL has ceded to First Financial Life Insurance Company approximately $47,995,993 of insurance in force as of December 31, 1996. Pursuant to the reinsurance agreement with SWL, First Financial Life Insurance Company has in turn retroceded approximately $31,573,093 of insurance in force to SWL, retaining risk equal to the difference. At December 31,1995, these amounts were $55,378,000 and $36,239,000, respectively.

  In most reinsurance situations, the direct writer is contingently liable for claims reinsured if the assuming company is unable to pay. The Company assumes insurance and also retrocedes a portion back to the direct writer. Management believes that it is unlikely that the Company would be liable for any amount in excess of the Company's quota share.

  The Company is not aware of any lawsuits or claims which are pending against it. However, during 1995, MGL settled a class action lawsuit filed on behalf of policyholders of certain policies held on or after April 1, 1992 and on or before June 30, 1994. The settlement consisted of the return of excess mortality charges incurred due to MGL's decision to pass on a portion of the DAC tax and the repayment of certain surrender charges collected as a result of the termination of the above policies because of the increased mortality charges. The recording of the Company's share of this settlement resulted in a pretax expense of approximately $306,000 for the year ended December 31, 1995.

            FIRST FINANCIAL LIFE COMPANIES, INC. AND SUBSIDIARY

7. FEDERAL INCOME TAXES:

  First Financial Life Companies, Inc. and First Financial Life Insurance Company file separate federal income tax returns.

  Deferred federal income taxes were comprised of the following at December 31, 1996:

Deferred federal income tax assets:
  Life reserves.................................................... $12,156,416
  Accrued expenses.................................................      98,787
  Alternative minimum tax credit carryforward......................      59,482
                                                                    -----------
    Total deferred income tax assets...............................  12,314,685
                                                                    -----------
Deferred income tax liabilities:
  Funds on deposit.................................................  (9,552,398)
  Deferred acquisition costs.......................................  (2,591,320)
  Other............................................................      (1,757)
                                                                    -----------
    Total deferred income tax liabilities.......................... (12,145,475)
                                                                    -----------
    Net deferred federal income tax asset.......................... $   169,210
                                                                    ===========

  For the years ended December 31, 1996 and 1995, respectively, the provision (benefit) for income taxes consists of the following components:

                                                             1996       1995
                                                           ---------  --------
Current tax expense (benefit)............................. $  94,801  $ (5,051)
Deferred tax expense (benefit)............................  (239,264)  (68,768)
                                                           ---------  --------
Income tax benefit........................................ $(144,463) $(73,819)
                                                           =========  ========

  The difference between the federal income tax (benefit) computed by applying statutory rates to income (loss) before income taxes and income tax expense (benefit) as reported is primarily due to the small life insurance company deduction, deferred acquisition costs, life policy benefit reserves, and alternative minimum tax.

8. OTHER OPERATING STATEMENT DATA:

  Changes in deferred acquisition costs were as follows:

                                                          1996         1995
                                                       -----------  -----------
Balance, beginning of year............................ $ 6,662,154  $ 6,301,991
Additions.............................................   1,150,808    2,050,077
Amortization related to operations....................  (2,367,101)  (1,689,914)
                                                       -----------  -----------
Balance, end of year.................................. $ 5,445,861  $ 6,662,154
                                                       ===========  ===========

9. SUBSEQUENT EVENT:

  On April 8, 1997, FFLC was purchased by Rushmore Capital Corporation (Rushmore) for stock and cash. FFLC was merged into Rushmore and then dissolved, leaving FFLC owned directly by Rushmore. On November 12, 1997, the name of First Financial Life Insurance Company was changed to Rushmore Life Insurance Company.

                     FIRST FINANCIAL LIFE INSURANCE COMPANY

                        STATEMENT OF FINANCIAL CONDITION

                               SEPTEMBER 30, 1997
                                  (UNAUDITED)

                              ASSETS
Investments:
  Cash and Short Term Investments.................................. $ 1,190,780
  Equity Securities................................................         775
  Collateral Loans.................................................      75,000
  Amounts on deposit with reinsurer................................  28,894,316
                                                                    -----------
    Total Investments..............................................  30,160,871
Notes, accounts receivable and uncollected premiums................     695,416
Equipment, net of accumulated depreciation.........................       4,478
Accrued Investment Income..........................................      18,755
Federal Income Taxes:
  Current..........................................................         -0-
  Deferred.........................................................      95,226
Deferred Policy Acquisition Costs..................................   4,281,359
                                                                    -----------
TOTAL ASSETS....................................................... $35,256,405
                                                                    ===========
                LIABILITIES AND SHAREHOLDERS EQUITY
Future Policy Benefits............................................. $    88,016
Universal Life Liabilities.........................................  33,258,288
Claims Payable.....................................................     217,537
Federal Income Taxes
  Current..........................................................      36,260
  Deferred.........................................................         -0-
Other Liabilities..................................................     378,839
                                                                    -----------
  Total Liabilities................................................  33,978,940
Shareholders Equity
  Common Stock.....................................................     100,000
  Additional Paid-In-Capital.......................................     886,944
  Unrealized loss on equity securities.............................         (22)
  Retained Earnings................................................     290,543
                                                                    -----------
    Total Stockholders Equity......................................   1,277,465
                                                                    -----------
Total Liabilities and Shareholders Equity.......................... $35,256,405
                                                                    ===========

                     FIRST FINANCIAL LIFE INSURANCE COMPANY

                            STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

Revenues:
  Insurance policy income........................................... $3,112,369
  Net investment income.............................................  1,567,071
  Other income......................................................     42,440
                                                                     ----------
    Total Revenues..................................................  4,721,880
Benefits and expenses:
  Insurance policy benefits.........................................  1,805,949
  Amortization of deferred policy acquisition costs.................  1,561,992
  Other operating expenses..........................................  1,343,277
                                                                     ----------
    Total benefits and expenses.....................................  4,711,218
Income before income taxes..........................................     10,662
Provision for income taxes..........................................     (2,304)
                                                                     ----------
Net income.......................................................... $   12,966
                                                                     ==========

                     FIRST FINANCIAL LIFE INSURANCE COMPANY

                        STATEMENT OF SHAREHOLDERS EQUITY

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

Common Stock
  Balance at beginning of period.................................... $  100,000
  Issuance of shares................................................        -0-
                                                                     ----------
  Balance at end of period..........................................    100,000
                                                                     ----------
Additional paid-in capital
  Balance at beginning of period....................................    886,944
  Issuance of shares, excess over par...............................        -0-
                                                                     ----------
  Balance at end of period..........................................    886,944
                                                                     ----------
Unrealized loss on equity securities
  Balance at beginning of period....................................        -0-
  Change in unrealized appreciation.................................        (22)
                                                                     ----------
  Balance at end of period..........................................        (22)
                                                                     ----------
Retained earnings
  Balance at beginning of period....................................    409,874
  Dividends paid....................................................   (132,297)
  Net income........................................................     12,966
                                                                     ----------
  Balance at end of period..........................................    290,543
                                                                     ----------
Total Shareholders Equity........................................... $1,277,465
                                                                     ==========

                     FIRST FINANCIAL LIFE INSURANCE COMPANY

                            STATEMENT OF CASH FLOWS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

Cash flows from operating activities
  Net income........................................................ $   12,966
  Items not requiring (providing) funds:
    Adjustments relating to universal life and investment products:
      Interest credited to account balances.........................  1,184,050
      Charges for mortality and administration...................... (3,651,315)
    Increase in future policy benefits..............................     16,146
    Decrease in deferred policy acquisition costs...................  1,164,502
    Increase in claims payable......................................     (7,782)
    Decrease in URR liability.......................................   (578,223)
    Increase in accounts payable and accrued expenses...............    160,938
    Decrease in amounts on deposit with reinsurer...................   (799,028)
    Increase in accrued investment income and accounts receivable...   (337,436)
    Decrease in current federal income taxes........................     (5,179)
    Depreciation expense............................................      2,047
                                                                     ----------
  Net cash used by operating activities............................. (2,838,314)
                                                                     ----------
Cash flows from investing activities:
  Purchase of equity securities.....................................       (797)
  Issuance of collateral loan.......................................    (75,000)
                                                                     ----------
    Net cash used by investing activities...........................    (75,797)
                                                                     ----------
Cash flows from financing activities:
  Receipts from universal life products.............................  5,231,481
  Withdrawals from universal life products.......................... (2,385,940)
  Dividends paid....................................................   (132,297)
                                                                     ----------
    Net cash provided by financing activities.......................  2,713,244
                                                                     ----------
Net decrease in cash and short-term investments.....................   (200,867)
Cash and short-term investments at beginning of period..............  1,391,647
                                                                     ----------
Cash and short-term investments at end of period.................... $1,190,780
                                                                     ==========

                RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES

                           PRO FORMA FINANCIAL DATA
                                  (UNAUDITED)

PRO FORMA CONSOLIDATED BALANCE SHEET

  The following unaudited pro forma balance sheet has been derived from the balance sheet of the Company at December 31, 1996 and adjusts such information to give effect to the acquisition of the remaining 74.6% of Rushmore Life Insurance Company (formerly First Financial Life Insurance Company, Inc.) on April 8, 1997 and the sale of Rushmore Financial Corporation which was effective March 3, 1997 as if both of these transactions had occurred at January 1, 1996. The pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that actually would have resulted if the transactions had occurred on January 1, 1996. The pro forma balance sheet should be read in conjunction with the notes thereto and the Company's consolidated financial statements and related notes thereto contained elsewhere in this prospectus.

                RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES

                            PRO FORMA BALANCE SHEET

                                           DECEMBER 31, 1996
                             ---------------------------------------------------
                              COMPANY    RUSHMORE    ADJUSTMENTS
                              ACTUAL    LIFE ACTUAL    DR (CR)        PROFORMA
                             ---------  -----------  -----------     -----------
Investment
 Cash and short-term
  investments..............  $ 117,738  $ 1,395,904  $ (137,900)(1)  $ 1,368,104
                                                         (7,638)(3)
 Amounts on deposit with
  reinsurer................              28,095,288                   28,095,288
                             ---------  -----------                  -----------
 Total investments.........    117,738   29,491,192                   29,463,392
Deferred policy acquisition
 costs.....................               5,445,861                    5,445,861
Notes, account receivable
 and uncollected premiums..     27,459      154,068     (10,515)(3)      171,012
Receivable from brokers and
 dealers...................     27,255                                    27,255
Prepaid expenses and
 advances..................     17,019                  (15,951)(3)        1,068
Equity investment in
 subsidiary................    275,346                1,196,599 (1)          -0-
                                                     (1,471,945)(2)
Equipment, net of
 accumulated depreciation..     67,894        6,825                       74,719
Deferred federal income
 taxes.....................                 169,210                      169,210
Goodwill...................                             381,688 (2)      381,688
Other assets and
 intangibles...............     10,375          495        (576)(3)       10,294
                             ---------  -----------  ----------      -----------
 TOTAL ASSETS..............  $ 543,086  $35,267,651  $  (66,238)     $35,744,499
                             =========  ===========  ==========      ===========
Liabilities
 Future policy benefits....             $    93,908                  $    93,908
 Universal life contract
  liabilities..............              33,436,198                   33,436,198
 Claims payable............                 225,319                      225,319
 Notes payable.............  $  24,024                                    24,024
 Due to affiliated
  companies................     15,220                                    15,220
 Current federal income
  taxes....................                  41,439                       41,439
 Other liabilities.........    152,905      367,637      21,377 (3)      499,165
                             ---------  -----------  ----------      -----------
 Total liabilities.........    192,149   34,164,501      21,377       34,335,273
                             ---------  -----------  ----------      -----------
Shareholders' equity
 Preferred stock--9%
  cumulative preferred
  stock, $10 par value,
  4,300 shares issued and
  outstanding..............     43,000                                    43,000
 Preferred stock--Series A
  cumulative preferred
  stock, $10 par value,
  13,792 shares issued and
  outstanding..............    137,920                                   137,920
 Common stock--$0.01 par
  value, 10,000,000 shares
  authorized, 1,419,293
  shares issued and
  outstanding..............     14,193        9,150      (5,081)(1)       19,274
                                                          9,150 (2)
 Common stock subscribed,
  17,593 shares at $1.50
  per share................        176                                       176
 Additional paid in
  capital..................    826,547    1,510,817   1,510,817 (2)    1,880,165
                                                     (1,053,618)(1)
 Treasury stock............                (471,827)   (471,827)(2)          -0-
 Retained earnings
  (deficit)................   (531,246)      55,010      42,117 (2)     (531,656)
                                                         13,303 (3)
Shareholder/affiliate loans
 Common stock subscriptions
  receivable...............    (26,389)                                  (26,389)
 Shareholder loans.........    (98,506)                                  (98,506)
 Receivable from
  affiliates...............    (14,758)                                  (14,758)
                             ---------  -----------  ----------      -----------
 Total shareholders'
  equity...................    350,937    1,103,150      44,861        1,409,226
                             ---------  -----------  ----------      -----------
 TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY.....  $ 543,086  $35,267,651  $   66,238      $35,744,499
                             =========  ===========  ==========      ===========

   The accompanying notes are an integral part of these financial statements.

                RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES

                           PRO FORMA FINANCIAL DATA
                                  (UNAUDITED)

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

  The following unaudited pro forma statements of operations have been derived from the statements of operations of the Company for the fiscal year ended December 31, 1996 and the nine months ended September 30, 1997 and adjust such information to give effect to the acquisition of the remaining 74.6% of Rushmore Life Insurance Company (formerly First Financial Life Insurance Company, Inc.) on April 8, 1997 and the sale of Rushmore Financial Corporation which was effective March 3, 1997 as if both of these transactions had occurred January 1, 1996. The pro forma statements of operations are presented for information purposes only and do not purport to be indicative of the results of operations that actually would have resulted had the acquisition and sale been consummated on January 1, 1996 nor which may result form future operations. The Pro Forma Consolidated Statement of Operations should be read in conjunction with the notes thereto and the Company's consolidated financial statements and related notes thereto contained elsewhere in this prospectus.

                RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES

                         PRO FORMA STATEMENT OF INCOME

                                     DECEMBER 31, 1996                                 SEPTEMBER 30, 1997
                        ------------------------------------------------  --------------------------------------------------
                                     RUSHMORE                                          RUSHMORE
                         COMPANY       LIFE     ADJUSTMENTS                COMPANY       LIFE     ADJUSTMENTS
                          ACTUAL      ACTUAL      DR (CR)      PROFORMA     ACTUAL      ACTUAL      DR (CR)        PROFORMA
                        ----------  ----------  -----------   ----------  ----------  ----------  -----------     ----------
Revenue
 Revenue from
  Insurance Services
 Insurance policy
  income..............              $4,154,362                $4,154,362              $2,092,002  (1,020,367)(4)  $3,112,369
 Net investment
  income..............               1,776,869                 1,776,869               1,050,052    (517,019)(4)   1,567,071
 Aging management
  fee.................  $  346,968                               346,968  $  104,167                 (16,239)(4)     120,406
 Other income.........                  67,372                    67,372                                                 -0-
 Revenue from
  Investment Services
 Commissions and
  fees................   1,493,908                             1,493,908   1,589,928                               1,589,928
 Asset management.....      28,705                                28,705     103,292                                 103,292
 Other................      15,911                                15,911      15,342      26,201                      41,543
                        ----------  ----------    -------     ----------  ----------  ----------  ----------      ----------
  Total revenues......   1,885,492   5,998,603        -0-      7,884,095   1,812,729   3,168,255  (1,553,625)      6,534,609
                        ----------  ----------    -------     ----------  ----------  ----------  ----------      ----------
Expenses
 Insurance Services
  Expenses
 Other insurance
  services expenses...               1,482,975                 1,482,975                 697,655     364,005(4)    1,061,660
 Insurance policy
  benefits............               2,343,850                 2,343,850               1,128,230     677,719(4)    1,805,949
 Amortization of
  deferred policy
  acquisition costs...               2,367,101                 2,367,101               1,041,328     520,664(4)    1,561,992
 Equity in subsidiary
  loss................      12,893                (12,893)(2)        -0-                                                 -0-
 Investment Services
  Expenses
 Commission expense...   1,241,476                             1,241,476   1,425,141                               1,425,141
 Other investment
  services expense....      83,803                                83,803      60,127                                  60,127
 General and
  administrative......     663,172                   (356)(3)    662,816     629,514                                 629,514
                        ----------  ----------    -------     ----------  ----------  ----------  ----------      ----------
  Total Expenses......   2,001,344   6,193,926    (13,249)     8,182,021   2,114,782   2,867,213   1,562,388       6,544,383
                        ----------  ----------    -------     ----------  ----------  ----------  ----------      ----------
Operating income
 (loss)...............    (115,852)   (195,323)                 (297,926)   (302,053)    301,042                      (9,774)
 Interest expense.....       4,535                                 4,535       4,163                                   4,163
                        ----------  ----------                ----------  ----------  ----------                  ----------
Income (loss) from
 continuing
 operations...........    (120,387)   (195,323)                 (302,461)   (306,216)    301,042                     (13,937)
 Discontinued
  operations (net)....     (50,504)                50,504(3)         -0-     (25,992)                (25,992)(3)         -0-
                        ----------  ----------                ----------  ----------  ----------                  ----------
Income (loss) before
 federal income tax...    (170,891)   (195,323)                 (302,461)   (332,208)    301,042                     (13,937)
 Provision for federal
  income tax (expense)
  benefit.............                 144,463                   144,463                    (167)                       (167)
                        ----------  ----------    -------     ----------  ----------  ----------  ----------      ----------
Net income (loss).....  $ (170,891) $  (50,860)   (63,753)    $ (157,998) $ (332,208) $  300,875     (17,229)     $  (14,104)
                        ==========  ==========    =======     ==========  ==========  ==========  ==========      ==========
Net income (loss)
 applicable to common
 shareholders.........  $ (180,778)                           $ (167,885) $ (344,420)                             $  (26,316)
                        ==========                            ==========  ==========                              ==========
Earnings (loss) per
 share of common stock
 after dividends on
 Preferred Stock......  $     (.13)                           $     (.09) $     (.20)                             $     (.01)
                        ==========                            ==========  ==========                              ==========
Weighted average
 common shares
 outstanding..........   1,376,777                             1,912,015   1,737,588                              $1,975,472
                        ==========                            ==========  ==========                              ==========

           See Notes to Pro Forma Consolidated Financial Statements.

                        RUSHMORE FINANCIAL GROUP, INC.
                               AND SUBSIDIARIES

             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                          DECEMBER 31, 1996 AND 1995

(1) Adjustment to effect the acquisition of Rushmore Life, 508,144 shares of common stock and $137,900 cash were paid for the remaining 74.6% shares of Rushmore Life.

(2) Entry to effect consolidation and elimination of the accounts of Rushmore Life as if it occurred at the beginning of 1996. The acquisition has been accounted for as a purchase.

(3) Entry to effect sale of RFC as if it had occurred at the beginning of 1996. All assets and liabilities were adjusted off of the books at December 31, 1996 and losses from discontinued operations were adjusted off for the year ended December 31, 1996 and the nine months ended September 30, 1997.

(4) An entry is necessary to include the full nine months of income and expense on a pro forma basis on Rushmore Life. As it was acquired April 8, 1997 only six months of its income and expense are included in the consolidated results for nine months ended September 30, 1997.

                       GLOSSARY OF INSURANCE TERMS

  COINSURANCE. The sharing of an insurance risk. In life insurance this arises most frequently in connection with reinsurance where the company which is the direct issuer of insurance passes some of it onto another company, the reinsurer, in order to avoid a disproportionately large risk on one insured. The reinsurer receives a proportionate part of the premiums less commissions and is liable for a corresponding part of all payments (dividends, cash values, death claims) made by the direct issuing company. The reinsurer must provide for its share of the policy reserves.

  DEFERRED POLICY ACQUISITION COSTS. Expenses that vary with and are directly related to producing or issuing insurance contracts, including commissions, premium taxes, and other costs. Under statutory accounting principles, these costs are expensed as incurred. Under generally accepted accounting principles
(GAAP), these costs are deferred and amortized in relation to the future gross profits or premiums.

  MODIFIED COINSURANCE. This differs from coinsurance in that it requires the ceding company to maintain all of the life insurance reserves. At year-end the reinsurer owes the ceding company an amount equal to the increase in the mean reserve on reinsured policies, and since the ceding company has held the reserve funds, it owes the reinsurer interest on the prior year's mean reserve at a rate specified in the agreement. The result is a net transfer of funds from the reinsurer (that is, a transfer of the difference between these amounts); this is referred to as the "modified coinsurance reserve adjustment." In all other respects, the agreement is the same as other coinsurance and provides similar benefits to the ceding company.

  NET AMOUNT AT RISK. Face amount of the policy less the terminal reserve.

  PREMIUM. The payment, or one of the periodic payments, a policyholder agrees to make for an insurance policy.

  QUOTA SHARE REINSURANCE. A form of pro-rata (proportional) reinsurance indemnifying the ceding company for a fixed percentage of loss on each risk covered in the contract in consideration of the same percentage of the premium paid to the ceding company. The reinsurer also agrees to pay a ceding commission to cover the acquisition costs of business assumed.

  RESERVE. The amount required to be carried as a liability in the financial statements of an insurer, to provide for future commitments under policies outstanding.

  TERMINAL RESERVE. The policy reserve at the end of the policy year. It is equal to the amount of the reserve at the beginning of the policy year (the initial reserve) plus interest on the reserve for one year and less the cost of insurance for the respective policy year.

  UNIVERSAL LIFE INSURANCE. A flexible-premium life insurance policy under which the policyholder may change the death benefit from time to time (with satisfactory evidence of insurability for increases) and vary the amount or timing of premium payments. Premiums (less expense charges) are credited to a policy account from which mortality charges are deducted and to which interest is credited at rates that may change from time to time.

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                               TABLE OF CONTENTS

HEADING                                                                   PAGE
-------                                                                   ----
Prospectus Summary.......................................................   3
Forward-Looking Information..............................................   6
Risk Factors.............................................................   6
The Company..............................................................  11
Use of Proceeds..........................................................  12
Dividend Policy..........................................................  12
Dilution.................................................................  13
Capitalization...........................................................  14
Selected and Pro Forma Consolidated Financial Information................  15
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  16
Business.................................................................  20
Management...............................................................  27
Certain Transactions.....................................................  30
Principal Stockholders...................................................  31
Description of Securities................................................  32
Shares Eligible for Future Sale..........................................  34
Underwriting.............................................................  35
Legal Matters............................................................  36
Experts..................................................................  36
Available Information....................................................  37
Index to Financial Statements............................................ F-1
Glossary................................................................. G-1

  Until       , 1998 (90 days from the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

                            UP TO 1,250,000 SHARES

                                 COMMON STOCK

                                OFFERING PRICE

                                   $
                                   PER SHARE

                                    [LOGO]

                                  PROSPECTUS

                                     , 1998

                            FIRST SOUTHWEST COMPANY

                        RUSHMORE SECURITIES CORPORATION

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 2.02-1 of the Texas Business Corporation Act permits (and the Registrant's Certificate of Incorporation and Bylaws, which are incorporated by reference herein, authorize) indemnification of directors and officers of the Registrant and officers and directors of another corporation, partnership, joint venture, trust, or other enterprise who serve at the request of the Registrant, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonable incurred by such person in connection with any action, suit or proceeding in which such person is a party by reason of such person being or having been a director or officer of the Registrant or at the request of the Registrant, if he conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Registrant may not indemnify an officer or a director with respect to any claim, issue or matter as to which such officer or director shall have been adjudged to be liable to the Registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. To the extent that an officer or director is successful on the merits or otherwise in defense on the merits or otherwise in defense of any action, suit or proceeding with respect to which such person is entitled to indemnification, or in defense of any claim, issue or matter therein, such person is entitled to be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection therewith.

  The circumstances under which indemnification is granted in an action brought on behalf of the Registrant are generally the same as those set forth above; however, expenses incurred by an officer or a director in defending a civil or criminal action, suit or proceeding may be paid by the Registrant in advance of final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it is ultimately determined that such officer or director is not entitled to indemnification by the Registrant. Such procedures are set forth in a series of Indemnification Agreements between the Registrant and each officer and director, as contained in Exhibit 10.11 of this Registration Statement.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions are set forth in the following table:

   S.E.C. registration fees........................................... $  2,028
   N.A.S.D. filing fees...............................................    1,200
   NASDAQ SmallCap application and listing fees.......................    8,357
   *State securities laws (Blue Sky) legal fees and expenses..........   45,000
   *Printing and engraving expenses...................................   55,000
   *Legal fees and expenses...........................................   60,000
   *Accounting fees and expenses......................................   45,000
   *Transfer agent's and registrar's fees and expenses................    5,000
   *Underwriter expense allowance.....................................   75,000
   *Miscellaneous.....................................................    3,415
                                                                       --------
       Total.......................................................... $300,000
                                                                       ========

--------

* Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

  Registrant has sold and issued the shares of Common Stock described below within the past three years that were not registered under the Act. No underwriting discounts or commissions were paid with respect to such sales.

                                                    NUMBER OF OFFERING EXEMPTION
     DATE                                            SHARES    PRICE    CLAIMED
     ----                                           --------- -------- ---------
   November 1997(2)................................  182,448   $1.92      (1)
   May 1997........................................  508,144    (3)       (1)
   April 1996......................................    5,759    1.50      (1)
   July 1996.......................................   46,026    1.50      (1)
   December 1996...................................   34,151    1.50      (1)
   April 1995......................................   61,966    1.04      (1)
   June 1995.......................................  147,742    1.04      (1)

--------

(1) The Company relied on Sections 3 and 4(2) of the Securities Act of 1933 for exemption from the registration requirements of such Act. Each investor was furnished with information concerning the formation and operations of the Registrant, and each had the opportunity to verify the information supplied. Additionally, Registrant obtained a signed representation from each of the foregoing persons in connection with the purchase of the Common Stock of his or her intent to acquire such Common Stock for the purpose of investment only, and not with a view toward the subsequent distribution thereof, and as to the investors' sophistication to analyze the risks and merits of the investment; each of the certificates representing the Common Stock of the Registrant has been stamped with a legend restricting transfer of the securities represented thereby and the Registrant has issued stop transfer instructions to the Transfer Agent for the Common Stock of the Company, concerning all certificates representing the Common Stock issued in the above-described transactions.

(2) Represents a Rule 505 offering to employees and agents commenced on May 1997 and closed in November 1997.
(3) 3.04 shares of the Company's Common Stock were issued in exchange for each share of First Financial Life Companies, Inc. in connection with the acquisition of Rushmore Life.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (A) EXHIBITS

 EXHIBIT NO.
 -----------
    *1.1     Form of Underwriting Agreement between Registrant and First
             Southwest Company
    *1.2     Form of Representative's Warrant Agreement


    *1.3     Escrow Agreement with Bank One Investment Management Group
     1.5     Form of Letter Agreement regarding restrictions on sales
     2.1     Plan and Agreement of Merger with First Financial Life Companies,
             Inc.
     3.1     Articles of Incorporation, as amended
     3.2     Bylaws
     4.1     Specimen certificate for shares of Common Stock of the Company
     4.2     Specimen certificate for shares of Preferred Stock of the Company
    *5.1     Opinion of Glast, Phillips & Murray, P.C.
   *10.1.1   Employment Agreement with D. M. Moore, Jr. (revised)
   *10.1.2   Employment Agreement with Jim W. Clark (revised)
    10.2.1   Modified Coinsurance Agreement with Massachusetts General Life
             Insurance Company

 EXHIBIT NO.
 -----------
   10.2.2    Administrative Service Agreement with Massachusetts General Life
             Insurance Company
   10.2.3    Reinsurance Agreement with Massachusetts General Life Insurance
             Company
   10.2.4    National Marketing Agreement with Massachusetts General Life
             Insurance Company
  *10.2.5    Coinsurance Agreement with Massachusetts General Life Insurance
             Company
   10.3.1    Modified Coinsurance Agreement with Southwestern Life Insurance
             Company
  *10.3.2    Reinsurance Agreement with Southwestern Life Insurance Company
   10.3.3    Administrative Service Agreement with Southwestern Life Insurance
             Company
  *10.4.1    National Marketing Contract with Legion Insurance Company
   10.5      Management Service Agreement between Registrant and Rushmore Life
   10.6.1    Option Agreement regarding Rushmore Agency
   10.6.2    Overhead Services Agreement between Registrant and Rushmore Life
  *10.6.3    Overhead Services Agreement between Registrant and Rushmore
             Securities
  *10.6.4    Overhead Services Agreement between Registrant and Rushmore
             Advisors


  *10.6.5    Overhead Services Agreement between Registrant and Rushmore Agency
  *10.7      Registered Representative Agreement between Registrant and Kenneth
             Anderson. Identical form of agreement has been signed with all registered representatives.
  *10.8      Professional Advisory Agreement between Registrant and Marjorie M.
             Chapman. Identical form of agreement has been signed with all advisory clients.
  *10.9      Affiliation Agreement with John Diller. Identical form of
             agreement has been signed with all agents.
   10.10.1   Fully Disclosed Clearing Agreement with Southwest Securities, Inc.
   10.10.2   Fully Disclosed Clearing Agreement with First Southwest Company
  *10.11     Indemnification Agreement between Registrant and D. M. Moore, Jr.
             Identical form of Agreement has been signed with all officers and directors
  *10.12     Overhead Services Agreement with American Financial Freedom
             Association
  *10.13     National Marketing Agreement with Great Southern Life Insurance
             Company
   11.1      Statement regarding computation of earnings per share
   15.1      Letter on unaudited interim financial information
   21.1      Subsidiaries of the Registrant
  *23.1      Consent of Glast, Phillips & Murray, P.C., included in Exhibit 5.1
  *23.2      Consent of Cheshier & Fuller, L.L.P.
  *23.3      Consent of Coopers & Lybrand, L.L.P.
   23.4      Consent of James Fehleison regarding appointment as director
   23.5      Consent of Gayle Tinsley regarding appointment as director
  *24.1      Power of Attorney, set forth on signature page
  *27.1      Financial Data Schedule
  *27.2      Financial Data Schedule
  *27.3      Financial Data Schedule
  *27.4      Financial Data Schedule

--------
* Filed herewith

  (B) FINANCIAL STATEMENT SCHEDULES

  None.

  Schedules not listed above have been omitted because they are not required, are not applicable, or the information is included in the Financial Statements or Notes thereto.

ITEM 28. UNDERTAKINGS

  (a) Rule 415 Offering.

  The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

      (iii) To include any additional or changed material information on the plan of distribution.

    (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

    (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    (4) Will supplement the prospectus, after the end of the subscription period, to include the results of the subscription offer, the transactions by underwriters during the subscription period, the amount of unsubscribed securities that the underwriters will purchase and the terms of any later reoffering.

    (5) If the underwriters make any public offering of the securities on items different from those on the cover page of the prospectus, file a post-effective amendment to state the terms of such offering.

  (b) Indemnification.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (c) Rule 430A.

  The Registrant hereby undertakes that it will (i) for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as a part of this Registration Statement as of the time the Commission declared it effective, and (ii) for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

  (d) Certificates.

  The Registrant will provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES

  In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on January 28, 1998.

                                          Rushmore Financial Group, Inc.


                                          By:      /s/ D. M. Moore, Jr.
                                             ----------------------------------
                                                     D. M. MOORE, JR.
                                               CHAIRMAN, PRESIDENT AND CHIEF
                                                     EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Rushmore Financial Group, Inc., a Texas corporation, which is filing a Registration Statement on Form SB-2 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitute and appoint D. M. Moore, Jr. and Jim W. Clark, and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including a Prospectus or an amended Prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                         TITLE               DATE

        /s/ D. M. Moore, Jr.            Chairman, President,
-------------------------------------    Chief Executive         January 28,
            D. M. MOORE, JR.             Officer and                1998
                                         Director (Principal
                                         Executive Officer)

     /s/ Robert W. Hendren              Chief Financial          January 28,
-------------------------------------    Officer (Principal         1998
         ROBERT W. HENDREN               Financial and
                                         Accounting Officer)

              SIGNATURE                         TITLE                DATE


*       /s/ Jim W. Clark              Director and            January 28,
------------------------------------- Secretary                   1998
            JIM W. CLARK


*       /s/ F. E. Mowery              Director                January 28,
-------------------------------------                             1998
            F. E. MOWERY


*    /s/ Timothy J. Gardiner          Director                January 28,
-------------------------------------                             1998
         TIMOTHY J. GARDINER


*       /s/ H. Gary Curry             Director                January 28,
-------------------------------------                             1998
            H. GARY CURRY


*       /s/ Mark S. Adler             Director                January 28,
-------------------------------------                             1998
            MARK S. ADLER


*    /s/ Harlan T. Cardwell, III      Director
-------------------------------------                         January 28,
         HARLAN T. CARDWELL, III                                  1998


*     By /s/ D. M. Moore, Jr.         Attorney-in-Fact        January 28,
-------------------------------------                             1998
        D. M. MOORE, JR.

                               EXHIBIT INDEX

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
   *1.1      Form of Underwriting Agreement between Registrant and First
             Southwest Company
   *1.2      Form of Representative's Warrant Agreement


   *1.3      Escrow Agreement with Bank One Investment Management Group
    1.5      Form of Letter Agreement regarding restrictions on sales
    2.1      Plan and Agreement of Merger with First Financial Life Companies,
             Inc.
    3.1      Articles of Incorporation, as amended
    3.2      Bylaws
    4.1      Specimen certificate for shares of Common Stock of the Company
    4.2      Specimen certificate for shares of Preferred Stock of the Company
   *5.1      Opinion of Glast, Phillips & Murray, P.C.
  *10.1.1    Employment Agreement with D. M. Moore, Jr. (revised)
  *10.1.2    Employment Agreement with Jim W. Clark (revised)
   10.2.1    Modified Coinsurance Agreement with Massachusetts General Life
             Insurance Company
   10.2.2    Administrative Service Agreement with Massachusetts General Life
             Insurance Company
   10.2.3    Reinsurance Agreement with Massachusetts General Life Insurance
             Company
   10.2.4    National Marketing Agreement with Massachusetts General Life
             Insurance Company
  *10.2.5    Coinsurance Agreement with Massachusetts General Life Insurance
             Company
   10.3.1    Modified Coinsurance Agreement with Southwestern Life Insurance
             Company
  *10.3.2    Reinsurance Agreement with Southwestern Life Insurance Company
   10.3.3    Administrative Service Agreement with Southwestern Life Insurance
             Company
  *10.4.1    National Marketing Contract with Legion Insurance Company
   10.5      Management Service Agreement between Registrant and Rushmore Life
   10.6.1    Option Agreement regarding Rushmore Agency
   10.6.2    Overhead Services Agreement between Registrant and Rushmore Life
  *10.6.3    Overhead Services Agreement between Registrant and Rushmore
             Securities
  *10.6.4    Overhead Services Agreement between Registrant and Rushmore
             Advisors


  *10.6.5    Overhead Services Agreement between Registrant and Rushmore Agency
  *10.7      Registered Representative Agreement between Registrant and Kenneth
             Anderson. Identical form of agreement has been signed with all registered representatives.
  *10.8      Professional Advisory Agreement between Registrant and Marjorie M.
             Chapman. Identical form of agreement has been signed with all advisory clients.
  *10.9      Affiliation Agreement with John Diller. Identical form of
             agreement has been signed with all agents.
   10.10.1   Fully Disclosed Clearing Agreement with Southwest Securities, Inc.
   10.10.2   Fully Disclosed Clearing Agreement with First Southwest Company
  *10.11     Indemnification Agreement between Registrant and D. M. Moore, Jr.
             Identical form of Agreement has been signed with all officers and directors

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
   *10.12    Overhead Services Agreement with American Financial Freedom
             Association
   *10.13    National Marketing Agreement with Great Southern Life Insurance
             Company
    11.1     Statement regarding computation of earnings per share
    15.1     Letter on unaudited interim financial information
    21.1     Subsidiaries of the Registrant
   *23.1     Consent of Glast, Phillips & Murray, P.C., included in Exhibit 5.1
   *23.2     Consent of Cheshier & Fuller, L.L.P.
   *23.3     Consent of Coopers & Lybrand, L.L.P.
    23.4     Consent of James Fehleison regarding appointment as director
    23.5     Consent of Gayle Tinsley regarding appointment as director
   *24.1     Power of Attorney, set forth on signature page
   *27.1     Financial Data Schedule
   *27.2     Financial Data Schedule
   *27.3     Financial Data Schedule
   *27.4     Financial Data Schedule

--------
* Filed herewith